STOCK PURCHASE AGREEMENT



                                  by and among



                            WINSLOEW FURNITURE, INC.,



                                       and



                     ARNOLD I. BERTRAM and JAMES S. PEPPING,

                               the stockholders of

                         Charter Furniture Corporation,



                                       and



                          CHARTER FURNITURE CORPORATION



                            dated as of July 21, 2000


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                                TABLE OF CONTENTS

                                                                                                               Page

1.       Definitions and Interpretation...........................................................................1
         ------------------------------
         (a)      Definitions.....................................................................................1
                  -----------
         (b)      Additional Defined Terms........................................................................8
                  ------------------------
         (c)      Interpretation..................................................................................9
                  --------------

2.       Purchase and Sale of Shares; Satisfaction of Funded Indebtedness; Closing...............................10
         -------------------------------------------------------------------------
         (a)      Basic Transaction..............................................................................10
                  -----------------
         (b)      Purchase Price.................................................................................10
                  --------------
         (c)      Payment at Closing.............................................................................10
                  ------------------
         (d)      Funded Indebtedness............................................................................10
                  -------------------
         (e)      The Closing....................................................................................11
                  -----------
         (f)      Deliveries at the Closing......................................................................11
                  -------------------------
         (g)      Transfer Taxes.................................................................................13
                  --------------
         (h)      Net Working Capital Adjustment.................................................................13
                  ------------------------------

3A.      Representations and Warranties of the Sellers as to Seller Matters......................................15
         ------------------------------------------------------------------
         (a)      Capacity.......................................................................................15
                  --------
         (b)      Binding Obligation.............................................................................15
                  ------------------
         (c)      Noncontravention...............................................................................15
                  ----------------
         (d)      Litigation.....................................................................................16
                  ----------
         (e)      Ownership of Company Common Stock..............................................................16
                  ---------------------------------
         (f)      Brokers Fees...................................................................................16
                  ------------

3B.      Representations and Warranties of the Sellers and Company With Respect to the Company ..................16
         --------------------------------------------------------------------------------------
         (a)      Organization/Power and Authority to Conduct Business...........................................16
                  ----------------------------------------------------
         (b)      Noncontravention...............................................................................16
                  ----------------
         (c)      Brokers Fees...................................................................................17
                  ------------
         (d)      Capitalization.................................................................................17
                  --------------
         (e)      Financial Statements...........................................................................17
                  --------------------
         (f)      Absence of Certain Developments................................................................18
                  -------------------------------
         (g)      Undisclosed Liabilities........................................................................20
                  -----------------------
         (h)      Legal Compliance...............................................................................20
                  ----------------
         (i)      Company Permits................................................................................20
                  ---------------
         (j)      Tax Matters....................................................................................20
                  -----------
         (k)      Certain Business Relationships with the Company................................................22
                  -----------------------------------------------
         (l)      Title to Tangible Assets Other than Real Property Interests....................................22
                  -----------------------------------------------------------
         (m)      Real Property..................................................................................23
                  -------------
         (n)      Intellectual Property..........................................................................23
                  ---------------------

         (o)      Material Contracts.............................................................................24
                  ------------------
         (p)      Powers of Attorney.............................................................................24
                  ------------------
         (q)      Insurance......................................................................................24
                  ---------
         (r)      Litigation.....................................................................................24
                  ----------
         (s)      Labor Relations................................................................................25
                  ---------------
         (t)      Employee Benefits..............................................................................25
                  -----------------
         (u)      Environmental, Health and Safety Matters.......................................................27
                  ----------------------------------------
         (v)      Customers and Suppliers........................................................................27
                  -----------------------
         (w)      Inventory......................................................................................28
                  ---------
         (x)      Accounts Receivable............................................................................28
                  -------------------
         (y)      List of Accounts...............................................................................28
                  ----------------
         (z)      Product Warranty...............................................................................28
                  ----------------
         (aa)     Product Liability..............................................................................28
                  -----------------
         (bb)     Year 2000 Compliance...........................................................................29
                  --------------------
         (cc)     Repayment of Seller Loans......................................................................29
                  -------------------------
         (dd)     Trustee of 401(k) Plan.........................................................................29
                  ----------------------
         (ee)     Employee List..................................................................................29
                  --------------
         (ff)     Medical, Dental, and Workers' Compensation Claims..............................................29
                  --------------------------------------------------
         (gg)     Pre-paid Advertising...........................................................................29
                  ---------------------
         (hh)     EPCRA Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
                  -------------
         (ii)     Sales Representatives. . . . . . . . . . . .                                                   29
                  --------------------

4.       Representations and Warranties of the Purchaser.........................................................30
         -----------------------------------------------
         (a)      Organization...................................................................................30
                  ------------
         (b)      Authorization of Transaction; Binding Obligation...............................................30
                  ------------------------------------------------
         (c)      Noncontravention...............................................................................30
                  ----------------
         (d)      Brokers Fees...................................................................................31
                  ------------
         (e)      Acquisition of Shares for Investment...........................................................31
                  ------------------------------------

5.       Pre-Closing Covenants...................................................................................31
         ----------------------
         (a)      General........................................................................................31
                  -------
         (b)      Notices and Consents...........................................................................31
                  --------------------
         (c)      Operation of Business..........................................................................31
                  ---------------------
         (d)      Preservation of Business.......................................................................32
                  ------------------------
         (e)      Full Access....................................................................................32
                  -----------
         (f)      Notice of Developments.........................................................................32
                  ----------------------

6.       Post-Closing Covenants..................................................................................32
         ----------------------
         (a)      General........................................................................................32
                  -------
         (b)       Transition....................................................................................32
                   ----------
         (c)      Litigation Support.............................................................................32
                  ------------------
         (d)      Noncompetition.................................................................................33
                  --------------
         (e)      Non-Solicitation ..............................................................................34
                  -----------------
         (f)      Confidentiality................................................................................34
                  ---------------

         (g)    ss.338(h)(10) Election; Certain Tax Matters......................................................35
                -------------------------------------------

7.       Remedies for Breaches of This Agreement.................................................................36
         ---------------------------------------
         (a)      Survival of Representations and Warranties.....................................................36
                  ------------------------------------------
         (b)      Indemnification................................................................................37
                  ---------------
         (c)      Effect of Knowledge of Breach; Determination of Losses; Treatment of Indemnification Payments..39
                  ---------------------------------------------------------------------------------------------
         (d)      Enforcement of Escrow Agreement................................................................40
                  -------------------------------
         (e)      No Contribution from Company...................................................................40
                  -----------------------------
         (f)      Assignment by Purchaser........................................................................40
                  ------------------------
         (g)      Exclusive Remedy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                  ----------------

8.       No Shop.................................................................................................40
         -------

9.       Conditions to Obligation to Close.......................................................................41
         ---------------------------------
         (a)      Conditions to Obligation of the Purchaser......................................................41
                  -----------------------------------------
         (b)      Conditions to Obligation of the Sellers........................................................42
                  ---------------------------------------

10.      Additional Agreements...................................................................................42
         ---------------------
         (a)      Sellers' Guarantee of Accounts Receivable......................................................42
                  -----------------------------------------
         (b)      Litigation.....................................................................................44
                  ----------
         (c)      Environmental Matters..........................................................................44
                  ---------------------
         (d)      Product Returns................................................................................44
                  ---------------
         (e)      Product Liability Insurance....................................................................44
                  ---------------------------
         (f)      Software Licenses..............................................................................44
                  -----------------

11.      Termination.............................................................................................45
         -----------
         (a)      Termination of Agreement.......................................................................45
                  ------------------------
         (b)      Effect of Termination..........................................................................45
                  ---------------------

12.      Miscellaneous...........................................................................................46
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         (a)      No Third-Party Beneficiaries...................................................................46
                  ----------------------------
         (b)      Entire Agreement...............................................................................46
                  ----------------
         (c)      Succession and Assignment......................................................................46
                  -------------------------
         (d)      Counterparts...................................................................................46
                  ------------
         (e)      Headings.......................................................................................46
                  --------
         (f)      Notices........................................................................................46
                  -------
         (g)      Governing Law; Jurisdiction....................................................................47
                  ---------------------------
         (h)      Amendments and Waivers.........................................................................48
                  ----------------------
         (i)      Arbitration....................................................................................48
                  -----------
         (j)      Equitable Remedies.............................................................................48
                  ------------------
         (k)      Waiver of Jury Trial...........................................................................49
                  --------------------

         (l)      Prevailing Parties.............................................................................49
                  ------------------
         (m)      Severability...................................................................................49
                  ------------
         (n)      Expenses.......................................................................................49
                  --------
         (o)      Construction...................................................................................49
                  ------------


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


                            STOCK PURCHASE AGREEMENT

                    This Stock Purchase Agreement (this "Agreement") is made this 21st day of July, 2000, by and among WINSLOEW FURNITURE, INC., a Florida corporation ("WinsLoew" or the "Purchaser"), CHARTER FURNITURE CORPORATION, a California corporation (the "Company"), and the following selling shareholders, ARNOLD I. BERTRAM and JAMES S. PEPPING (each individually, a "Seller" and collectively, the "Sellers"). The Purchaser, the Company, and the Sellers are each referred to in this Agreement as a "Party" and collectively as the "Parties."

                  The Sellers directly own all of the outstanding capital stock of the Company.

                  This Agreement contemplates a transaction in which the Purchaser will purchase from the Sellers, and the Sellers will sell to the Purchaser, all of the outstanding capital stock of the Company.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

         1.       Definitions and Interpretation.
                  ------------------------------

          (a) Definitions. As used in this Agreement, the following terms have the meaning specified or referred to below:

         "Accounts Receivable" means all of the Company's accounts, instruments, drafts, acceptances and other forms of receivables and all rights earned under the Company's contracts to sell goods or render services.

         "Accrued Commissions" means accrued commissions payable by the Company calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of
Section 1504 of the Code.

         "Authority" means any federal, state, local or foreign governmental regulatory agency, commission, bureau, authority, court or arbitration tribunal.

         "Available Cash" means all Cash held by the Company as of midnight on the day before the Closing Date less (i) an amount of Cash necessary to cover outstanding checks (which are not otherwise stale) which have been mailed or otherwise delivered by the Company but which have not cleared.

         "Business Day" means a day which is not a Saturday, Sunday, or a legal holiday on which banking institutions in the State of California are authorized to be closed.

         "Business of the Company" means the manufacturing, distributing and selling of upholstered furniture to the hospitality industry.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Changes in Accounting Principles" includes all changes in accounting principles, policies, practices, procedures or methodologies with respect to financial statements, their classification or their display, as well as all changes in practices, methods, conventions or assumptions (unless required by objective changes in underlying events) utilized in making accounting estimates.

         "Charter" and "bylaws", respectively, mean with respect to any corporation, those instruments that, among other things, (i) define its existence, as filed or recorded with the applicable Authority, including such corporation's Articles or Certificate of Incorporation, and (ii) otherwise govern its internal affairs, in each case as amended, supplemented, or restated.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Common Stock" means the Common Stock, no par value, of the Company.

         "Confidential Information" means data and information relating to the business of the Company (which may or may not rise to the level of a Trade Secret) and which has value to the Company and is not generally known to its competitors. Confidential Information does not include any data or information that (i) has been voluntarily disclosed to the public by the Company, (ii) has been independently developed and disclosed by others, or (iii) otherwise enters the public domain through lawful means.

         "Disclosure Schedule" means the Disclosure Schedule accompanying this Agreement. Any matters disclosed in such Disclosure Schedule shall be deemed to qualify each and every representation and warranty of the Sellers in this Agreement to which such matters are relevant.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Employment Agreements" means the Employment Agreements to be entered into between the Company and Arnold I. Bertram and James S. Pepping, respectively, at Closing, substantially in the form of Exhibit A hereto.

         "Environmental, Health and Safety Requirements" means all federal, state, local, regional and foreign statutes, regulations and ordinances concerning workplace health and safety and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes.

         "Environmental Claim' means any written notice or claim by any person or any Authority alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, release or threatened release into the environment, of any Material of Environmental Concern at any location, whether or not owned, leased or operated by the Company, or (ii) any violation, or alleged violation, of any Environmental, Health and Safety Requirement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any Person that would be aggregated with the Company under ?414(b), (c), (m) or (o) of the Code.

         "Escrow Agreement" means the Escrow Agreement, in the form of Exhibit B hereto, to be entered into on the Closing Date by the Purchaser, the Sellers and the Escrow Agent.

         "Escrow Account" has the meaning set forth in Paragraph 7(b)(v) below.

         "Escrow Agent" has the meaning set forth in Paragraph 7(b)(v) below.

         "Escrow Funds" has the meaning set forth in Paragraph 7(b)(v) below.

         "Funded Indebtedness" means, with respect to any Person (without duplication), the aggregate amount (including the current portions thereof) of
(i) all indebtedness of such Person for money borrowed from others, (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iii) all obligations, contingent or otherwise, of such Person for the deferred purchase price of assets, property or services other than trade payables and accrued expenses incurred in and customer deposits received in the ordinary course of business, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to the repossession or sale of such property), (v) all obligations of such Person as lessee under leases that have been, in accordance with GAAP, recorded as capital leases, (vi) all obligations, contingent or otherwise, of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (vii) all indebtedness or obligations of others of the type described in clauses (i) through (vi) above guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or to pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss, but excluding endorsements of checks and other instruments in the ordinary course, (viii) all indebtedness or obligations of the type described in clauses (i) through (vi) above secured by (or for which the holder or obligee thereof has an existing right, contingent or otherwise, to be secured by) any Lien upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness or obligations and
(ix) interest expense accrued but unpaid, and all fees and prepayment premiums, on or relating to any of the foregoing, however, Funded Indebtedness shall in any event exclude trade accounts payable and accrued expenses of the type reflected in the Financial Statements.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "IRS" means the Internal Revenue Service.

         "Information Technology" means computer software (including all related source codes, specifications and data, data bases and documentation), computer firmware, computer hardware (in each case whether general or specific purpose) and other similar or related items of automated, computerized or software systems that are used or relied upon by any Person in the conduct of such Person's trade or business.

         "Intellectual Property" means (i) all U.S. and foreign patents and patent applications and statutory invention registrations, (ii) all trademarks, service marks, trade dress, logos, trade names, Internet domain names and corporate names, and all related U.S. and foreign registrations, applications and renewals, together with all goodwill associated therewith (including all translations, adaptations, derivations and combinations of the foregoing), (iii) all copyrights and all related U.S. and foreign registrations, applications and renewals, (iv) all Trade Secrets and Confidential Information, including inventions (whether reduced to practice or not and whether patentable or not), ideas, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, business and marketing plans, and customer and supplier lists and related information) and (v) all Information Technology.

         "Inventory" means all of the inventories of the Company, including raw materials, work in progress, finished goods, packaging goods and other like items.

         "Knowledge" (and the related phrase "to the Knowledge of") means (i) with respect to either Seller, the actual knowledge of such Seller that such representation or warranty is not true and correct to the same extent as provided in the applicable representation and warranty, after reasonable investigations and inquiries of the responsible officers of the Company, and
(ii) with respect to the Purchaser, the actual knowledge of Bobby Tesney or Vincent A. Tortorici, Jr. that such representation or warranty is not true and correct to the same extent as provided in the applicable representation and warranty, after reasonable investigations and inquiries of the responsible officers of the Purchaser.

         "Lien" means any mortgage, pledge, lien, encumbrance, charge or other security interest, whether or not related to the extension of credit or the borrowing of money.

         "Loss" or "Losses" means all damages, dues, penalties, fines, reasonable amounts paid in settlement, Taxes, costs, obligations, losses, expenses, and fees (including court costs and reasonable attorneys' fees and expenses), including, as the context may require, any of the foregoing which arise out of or in connection with any actions, suits, proceedings, hearings, third party investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees or rulings.

         "Material Adverse Change" or "Material Adverse Effect" means any change or effect that is materially adverse to the business, assets, financial condition or results of operations of the Company.

         "Material Contract" means any contract or agreement whether written or oral to which the Company is a party, or by which the Company or any of its assets is bound, and which (a) relates to Funded Indebtedness or is a letter of credit, pledge, bond or similar arrangement running to the account of or for the benefit of the Company, (b) relates to the purchase, maintenance or acquisition of, or sale or furnishing of, materials, supplies, merchandise, machinery, equipment, parts or any other property or services (excluding any such contract made in the Ordinary Course of Business and which is expected to be fully performed within 90 days of the date hereof or which involves revenues or expenditures of less than $50,000), (c) is a collective bargaining agreement,
(d) obligates the Company not to compete with any business, or which otherwise restrains or prevents the Company from carrying on any lawful business or which restricts the right of the Company to use or disclose any information in its possession (excluding in each case customary restrictive covenants contained in agreements entered into in the Ordinary Course of Business), (e) relates to (i) employment, compensation, severance, or consulting between the Company and any of its officers or directors, or (ii) between the Company and any other employees or consultants of the Company who are entitled to compensation thereunder in excess of $35,000 per annum, (f) is a lease or sublease of real property, or a lease, sublease or other title retention agreement or conditional sales agreement involving annual payments in excess of $25,000 individually or $100,000 in the aggregate for any machinery, equipment, vehicle or other tangible personal property (whether the Company is a lessor or lessee), (g) is a contract for capital expenditures or the acquisition or construction of fixed assets for or in respect of any real property involving payments to be made after the date hereof in excess of $50,000, (h) is a contract granting any Person a Lien on any of the assets of the Company, in whole or in part (other than Permitted Liens), (i) is a contract by which the Company retains any manufacturer's representatives, broker or other sales agent, distributor or representative or through which the Company is appointed or authorized as a sales agent, distributor or representative, (j) is a joint venture or partnership contract or a limited liability company operating agreement with any Seller, or with any Affiliate of any Seller, (k) is (i) an agreement for the storage, transportation, treatment and disposal of any materials subject to regulation under any Environmental Health and Safety Requirements, or (ii) a contract for storage, transportation or similar services with carriers or warehousemen (excluding any such contract entered into in the Ordinary Course of Business and involving aggregate annual expenditures not exceeding $50,000), (l) is an agreement or arrangement with any Affiliate of any Seller, or (m) any other agreement (or group of related agreements) the performance of the executory portion of which involves consideration in excess of $50,000 or which cannot be terminated by the Company upon 90 days notice.

         "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products in each case with respect to which liability or standards of conduct are imposed pursuant to any Environmental, Health and Safety Requirements.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Net Working Capital at Closing" means the total current assets of the Company, including Cash (other than Available Cash and marketable securities), Accounts Receivable (including any 90 and Over Accounts Receivable described in
Section 10(b)), Inventory (valued as described in Section 3B(w) of this Agreement and Section 3B(w) Disclosure Schedule), prepaid expenses, and deposits, minus the total current liabilities of the Company (which current liabilities shall include accounts payable-trade, accrued expenses (including an accrual for vacation and holidays calculated in accordance with GAAP), customer deposits and other liabilities but shall exclude the current portion of any Funded Indebtedness, in each case determined as of the open of business on the Closing Date and by reference to the amounts set forth on the face (but not the notes) of the Closing Balance Sheet, subject to the provisions of this definition and after giving effect to the transactions contemplated in Sections 2(c) and 2(d) below. With respect to any calculation of Net Working Capital at Closing, except as expressly provided in this Agreement, no Change in Accounting Principles will be made from those utilized in preparing the Financial Statements including with respect to the nature of accounts, in determining the level of reserves or in determining the level of accruals, with the exception of the accrual for vacation and holidays.

         "Net Working Capital Target Amount" means the amount which equals the sum of $490,000.00 and the wholesale value (to be determined by mutual agreement of the parties prior to closing) of the Company owned (but not leased) vehicles listed on the attachment to Section 3B(l) of the Disclosure Schedule entitled "Charter Vehicles," except for the 1997 GMC plant truck.

         "Ordinary Course of Business' means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) Liens set forth in the Disclosure Schedule or noted in the Financial Statements, (ii) Liens for Taxes not yet due and payable and for which adequate reserves are maintained on the financial statements of the Company as of the Closing Date in accordance with GAAP, (iii) pledges or deposits to secure obligations under workers or unemployment compensation Laws or similar legislation or to secure public or statutory obligations, (iv) mechanic's, materialman's, supplier's, vendor's or similar Liens arising in the Ordinary Course of Business securing amounts which are not overdue and for which adequate reserves are maintained on the financial statements of the Company as of the Closing Date in accordance with GAAP and (v) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the Ordinary Course of Business.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

         "Restricted Area" means (i) the State of California, and (ii) each of the other states, territories and possessions of the United States and each of the other countries and territories of the World in which the Company conducts or has conducted the Business of the Company during the five years preceding the Closing Date .

         "Restricted Business of the Company" means the manufacturing, distributing and selling of furniture to the hospitality industry.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Subscription and Shareholders' Agreement" means the Subscription and Shareholders' Agreement(s) to be entered into among Purchaser, Arnold I. Bertram and James S. Pepping (respectively), and Trivest or its affiliates, in the form of Exhibit C hereto.

         "Subsidiary" when used with respect to any Person means any other Person, whether incorporated or unincorporated, of which (i) more than 50% of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than 50% of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries.

         "Tax" or "Taxes" means all federal, state, local and foreign taxes (including income or profits taxes, premium taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital levy taxes, transfer taxes, value added taxes, employment and payroll-related taxes, property taxes, business license taxes, occupation taxes, import duties and other governmental charges and assessments), of any kind whatsoever, including interest, additions to tax and penalties with respect thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Trade Secrets" means information and data relating to the Company, without regard to form, whether technical or nontechnical, including but not limited to formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which is not commonly known by or available to the public and which (a) derives economic value, actual or potential, from not being known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         "Transaction Documents" means this Agreement and the Employment Agreement(s), Escrow Agreement, Subscription and Shareholders' Agreement(s), Purchase Price Calculation Certificate, and the 338(h)(10) election on form 8023.

         "Year 2000 Compliant" means, with respect to the Company's Information Technology, that (i) the information technology is designed to be used prior to, during and after the calendar year 2000 A.D., (ii) the Information Technology used during each such time period will accurately receive, provide and process date/time data (including calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000 and leap-year calculations and (iii) the Information Technology will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data, in each case to the extent that Information Technology of third parties, used in combination with the Company's Information Technology, properly exchanges date/time data with the Company's Information Technology.

          (b) Additional Defined Terms. As used in this Agreement, the following terms have the meanings specified in the Sections referred to below:

                  Term                                       Section

                  AAA                                         12(i)
                  Accountant                                  2(h)(ii)
                  Agreement                                   Preamble
                  Closing                                     2(e)
                  Closing Balance Sheet                       2(h)(i)
                  Closing Date                                2(e)
                  Company                                     Preamble
                  Company Permits                             3B(i)
                  Defense Counsel                             7(b)(iv)
                  Defense Notice                              7(b)(iv)
                  Employee Benefit Plans                      3B(t)
                  Financial Statements                        3B(e)

                  WinsLoew                                    Preamble
                  Indemnified Parties                         7(b)(iv)
                  Indemnifying Parties                        7(b)(iv)
                  Real Property                               3B(m)
                  Most Recent Financial Statements            3B(e)
                  Most Recent Fiscal Month End                3B(e)
                  Most Recent Fiscal Year End                 3B(e)
                  Net Working Capital at Closing              2(h)(i)
                  Objection Notice                            2(h)(ii)
                  Party(ies)                                  Preamble
                  Pre-Closing Tax Periods                     6(g)(i)
                  Property                                    3B(m)
                  Purchase Price                              2(b)
                  Purchase Price Calculation Certificate      2(c)(i)
                  Purchaser                                   Preamble
                  Rules                                       12(i)
                  ?338(h)(10) Election                        6(g)(i)
                  S Corporation Tax Period                    3B(j)(iv)
                  Shares                                      2(a)
                  Sellers                                     Preamble
                  Seller Transaction Expenses                 2(c)(i)
                  Third Party Claim                           7(b)(iv)

         (c) Interpretation. As used in this Agreement, the word "including" means without limitation, the word "or" is not exclusive and the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Exhibits and Schedules (including the Disclosure Schedule) mean the Articles and Sections of and the Exhibits and Schedules attached to this Agreement; (ii) to an agreement, instrument or document means such agreement, instrument or document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and
(iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto. The Schedules (including the Disclosure Schedule) and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement.

          2. Purchase and Sale of Shares; Satisfaction of Funded Indebtedness; Closing.


         (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Sellers, and the Sellers agree to sell to the Purchaser, free and clear of all restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Liens, claims and demands, all of the shares of Common Stock owned by the Sellers (the "Shares") as set forth in Section 3B(d) of the Disclosure Schedule hereto for the consideration specified below in this Section 2.

         (b) Purchase Price. The aggregate purchase price to be paid by the Purchaser for all of the Shares (the "Purchase Price") shall be (i) $18,500,000.00 minus (ii) the amount of the Company's Funded Indebtedness as of the open of business on the Closing Date. The Purchase Price payable to the Sellers at Closing is subject to adjustment as set forth in Section 2(h). The Purchase Price shall be allocated among the Sellers in accordance with the applicable percentages reflected in Section 3B(d) of the Disclosure Schedule.

         (c) Payment at Closing. On the Closing Date, the Purchaser shall make payment of the Purchase Price to the Sellers, by wire transfer of immediately available funds, to an account or accounts designated in writing by the Sellers prior to the Closing, against delivery by the Sellers to the Purchaser of a stock certificate or certificates representing all of the Shares, duly endorsed in blank or accompanied by duly executed assignment documents, sufficient in form and substance to convey to the Purchaser good title to such Shares, free and clear of all restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Liens, claims and demands. The Sellers may direct the Purchaser to deliver a portion of the Purchase Price to certain third parties for fees, expenses, costs or other obligations of the Sellers arising out of or in connection with the transactions contemplated in this Agreement (the "Seller Transaction Expenses"). The amount so delivered shall be withheld from the Purchase Price payable at Closing in accordance with such written directions of the Sellers. At the Closing, the Sellers shall deliver to the Purchaser a certificate (the "Purchase Price Calculation Certificate"), in the form of Exhibit D hereto, setting forth (i) the amount of all Funded Indebtedness of the Company outstanding immediately prior to the Closing and (ii) the amount of Seller Transaction Expenses (if any).

         (d) Funded Indebtedness. On the Closing Date, concurrently with the Closing, the Purchaser and/or the Company (as determined by the Purchaser) shall deliver to the holders of Funded Indebtedness an amount sufficient to repay all Funded Indebtedness outstanding immediately prior to the Closing, with the result that immediately following the Closing there will be no further obligations of the Company, monetary or otherwise, with respect to any Funded Indebtedness outstanding immediately prior to the Closing. Prior to the Closing Date, the Sellers will provide the Purchaser with customary pay-off letters from all holders of Funded Indebtedness outstanding immediately prior to the Closing, and make arrangements reasonably satisfactory to the Purchaser for such holders to provide to the Purchaser recordable form mortgage and lien releases, canceled notes, trademark and patent assignments (if applicable) and other documents reasonably requested by the Purchaser simultaneously with the Closing. If the Purchaser directs the Company to pay any of the Company's Funded Indebtedness, the Purchaser shall provide the Company with sufficient funds to do so.

         (e) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place by the execution and delivery of the Transaction Documents and other closing items contemplated herein at a location as the Parties may hereafter agree, or by the execution and delivery of the Transaction Documents and other closing items contemplated herein by a courier agreed to by the Parties, on or before the 15th day of August, 2000 (the "Closing Date"), but no later than August 21, 2000, and shall be effective for all purposes of this Agreement as of 12:01 a.m., Pacific Daylight Time, on the Closing Date. Except as otherwise provided herein, all proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

         (f)      Deliveries at the Closing.  At the Closing:
                  -------------------------

                    (i) Arnold I. Bertram and James S. Pepping and the Company shall execute and deliver their respective Employment
                    Agreement(s) and Non-Compete and Non-Solicitation Agreement(s);

                    (ii) The Purchaser, Arnold I. Bertram and James S. Pepping (respectively), and Trivest or its affiliate shall execute and deliver the Subscription and Shareholders' Agreement(s);

                  (iii) The Sellers shall deliver to the Purchaser (A) a certificate issued by the Secretary of State of the State of California and each state (if any) in which the Company is qualified as a foreign entity, as of a date reasonably acceptable to the Purchaser, as to the good standing (or existence or non-dissolution, as applicable) of the Company in such states, and (B) a tax clearance certificate from the State of California, if and to the extent available, as of a date reasonably acceptable to the Purchaser;

                  (iv) The Sellers shall deliver to the Purchaser (A) a copy of the Company's Charter, as amended to date, certified as of the recent date by the Secretary of State of the State of California, and (B) all minute books, stock transfer books, blank stock certificates and corporate seals of the Company;

                  (v) The Sellers shall deliver to the Purchaser a certificate of the Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser, as to (A) the Charter of the Company and no amendments thereto since a specified date, (B) the bylaws of the Company, (C) the resolutions of the directors of the Company authorizing the execution and performance by the Company of this Agreement and the transactions contemplated hereby; and (D) incumbency and signatures of the officers of the Company executing this Agreement and any other agreement, instrument or document executed by the Company in connection with this Agreement;

                  (vi) The Purchaser shall deliver to the Sellers a certificate issued by the Secretary of State of the State of Florida, as of a date reasonably acceptable to the Sellers, as to the good standing (or existence or non-dissolution, as applicable) of the Purchaser in such state;

                  (vii) The Purchaser shall deliver to the Sellers a copy of the Purchaser's Charter, as amended to date, certified as of the recent date by the Secretary of State of the State of Florida;

                  (viii) The Purchaser shall deliver to the Sellers a certificate of the Secretary of the Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to the Sellers, as to (A) the Charter of the Purchaser and no amendments thereto since a specified date; (B) the bylaws of the Purchaser; (C) the resolutions of the directors of the Purchaser authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (D) incumbency and signatures of the officers of the Purchaser executing this Agreement and any other agreement, instrument or document executed by the Purchaser in connection herewith;

                    (ix) The Sellers shall deliver to the Purchaser the resignations of all of the directors and officers of the Company, which resignations shall be effective as of the Closing;

                    (x) The Sellers shall deliver to the Purchaser the various certificates and documents referred to in Section 9(a) below, and

                  (xi) The Purchaser shall deliver to the Sellers the various certificates and documents referred to in Section 9(b) below.

                  (xii) The Purchaser shall deliver the Purchase Price to the Sellers in accordance with Section 2(c) above and the Sellers shall deliver the stock certificates representing the Shares attached to executed stock transfer powers;

                  (xiii) The Sellers shall deliver the purchase price contemplated in the Subscription and Shareholders' Agreement for the WinsLoew common equity and the Purchaser shall deliver the stock certificates representing said equity to the Escrow Agent in accordance with Section 7(b)(v) herein and the Escrow Agreement;

                  (xiv) The Sellers shall deliver to the Purchaser an opinion letter from Sellers' attorney in the form of Exhibit E hereto;

               (xv) The Purchaser shall deliver to the Sellers an opinion letter from Purchaser's attorney in the form of Exhibit F hereto;


               (xvi) The Purchaser, Sellers, and the Escrow Agent shall execute and deliver the Escrow Agreement; and

               (xvi) The Sellers shall deliver the Purchase Price Calculation Certificate.

         (g) Transfer Taxes. Other than Purchaser's income taxes, the Sellers, jointly and severally, shall be responsible for the payment of all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest), if any, which may be payable with respect to the transactions contemplated by this Agreement. The Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other such Taxes and fees and, if required by applicable law, the Purchaser will, and will cause the Company to, join in the execution of any such Tax Returns and other documentation. (Nothing in this Section 2(g) should be construed to abrogate the Purchaser's obligation to pay the 1.5% California income tax on the Company's corporate income arising from an election under Internal Revenue Code Section 338(h)(10) as stated in Section 6(g)(iii) herein).

         (h)      Net Working Capital Adjustment.
                  ------------------------------

                  (i) As promptly as practicable, but in no event later than 30 days after the Closing Date, the Purchaser shall prepare and deliver to the Sellers a balance sheet of the Company as of the open of business on the Closing Date prepared in accordance with GAAP with no Change in Accounting Principles from those utilized in preparing the Financial Statements, with the exception of the accrual for vacation and holidays (the "Closing Balance Sheet"), together with a schedule setting forth in reasonable detail the Purchaser's good faith calculation of the Net Working Capital at Closing.

                  (ii) The Purchaser and its accountants shall permit the Sellers and their representatives to have full access to the books, records and other documents (including work papers) pertaining to or used in connection with preparation of the Closing Balance Sheet and the Purchaser's calculation of the Net Working Capital at Closing and provide the Sellers and their representatives with copies thereof (as reasonably requested by the Sellers). If the Sellers disagree with the Purchaser's calculation of the Net Working Capital at Closing as set forth on the schedule attached to the Closing Balance Sheet or with any other aspect of the Closing Balance Sheet for any purpose under this Agreement, the Sellers shall notify the Purchaser in writing of such disagreement (the "Objection Notice") (such Objection Notice setting forth the basis for such disagreement in reasonable detail) within 30 Business Days after the Purchaser's delivery of the Closing Balance Sheet to the Sellers, which time period shall be extended by any delays resulting from the Purchaser's failure to deliver or make available to Sellers, at Sellers' request, all necessary materials. The Purchaser and the Sellers thereafter shall negotiate in good faith to resolve any such disagreements with respect to the computation of the Net Working Capital at Closing or any other aspect of the Closing Balance Sheet. If the Purchaser and the Sellers reach an agreement as to the computation of the Net Working Capital at Closing, such agreement shall be conclusive and binding upon the Purchaser and the Sellers and constitute the Net Working Capital at Closing for purposes of this Agreement. If the Purchaser and the Sellers are unable to resolve any such disagreements within 30 Business Days after the delivery of the Objection Notice to the Purchaser by the Sellers, the Purchaser and the Sellers shall submit the dispute to a national public accounting firm (or a successor thereto) jointly selected by the Purchaser and the Sellers (the "Accountant") for resolution; and at the time of such submission, the Purchaser and the Sellers shall each disclose to the other any professional relationships by and between the Sellers and the Purchasers and its shareholders, directors, and officers, and any such national accounting firm during the three (3) year period immediately prior to Closing. If the Purchaser and the Sellers are unable to agree upon the Accountant, the Accountant shall be a national accounting firm (or a successor thereto) selected by lot (after the Purchaser and the Sellers each exclude one such accounting firm). The Purchaser and the Sellers agree to release the Accountant from any and all claims or liabilities for any services performed by the Accountant in resolving any dispute concerning the computation of Net Working Capital at Closing.

                  (iii) The Purchaser and the Sellers shall use their respective best efforts to cause the Accountant to resolve all disagreements with respect to the Net Working Capital at Closing or otherwise with respect to the Closing Balance Sheet as soon as practicable, but in any event shall direct the Accountant to render a determination within 30 days of its retention. The Accountant shall consider only those items and amounts in the Closing Balance Sheet which are identified in the Objection Notice as being items which the Purchaser and the Sellers are unable to resolve. In resolving any disputed item, the Accountant may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Accountant's determination shall be based solely on presentations by the Purchaser and the Sellers (i.e., not on independent review), and on the definition of Net Working Capital included herein. The determination of the Accountant shall be conclusive and binding upon the Sellers and the Purchaser and constitute the Net Working Capital at Closing for purposes of this Agreement.

                  (iv) The Accountant shall determine the allocation of its costs and expenses in resolving any disputes relating to the determination of Net Working Capital at Closing or any other aspect of the Closing Balance Sheet based upon the percentage which the portion of the contested amount not awarded to the Purchaser, on the one hand, or the Sellers, on the other hand, bears to the amount actually contested by such Parties. For example, if the Sellers claim the Net Working Capital at Closing is $1,000 greater than the amount determined by the Purchaser, and the Purchaser contests only $500 of the amount claimed by the Sellers, and if the Accountant ultimately resolves the dispute by awarding the Sellers $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 divided by 500) to the Purchaser and 40% (i.e., 200 divided by 500) to the Sellers.

               (v) Upon the final  determination  of the Net Working  Capital at
               Closing:

                           (A) if Net Working Capital at Closing is greater than the Net Working Capital Target Amount, the Purchaser shall pay the amount of any such excess to the Sellers no later than three Business Days after the final determination of Net Working Capital at Closing, by wire transfer of immediately available funds to an account or accounts designated by the Sellers in writing;

                           (B) if Net Working Capital at Closing is less than the Net Working Capital Target Amount, the Sellers, jointly and severally, shall pay the amount of any such deficiency to the Purchaser no later than three Business Days after the final determination of Net Working Capital at Closing, by wire transfer of immediately available funds to an account designated by the Purchaser in writing; and

                           (C) if Net Working Capital at Closing is equal to the Net Working Capital Target Amount, no adjustment shall be made to the Purchase Price.

         All payments made pursuant to this Section 2(h)(v) shall be treated by all Parties as adjustments to the Purchase Price.


               3A. Representations and Warranties of the Sellers as to Seller Matters. Each Seller, severally and not jointly, represents and warrants to the Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:

         (a) Capacity. Such Seller has full capacity to execute and deliver this Agreement and the other Transaction Documents to which he is a party and to perform his obligations hereunder and thereunder.

         (b) Binding Obligation. This Agreement constitutes, and the other Transaction Documents to which such Seller is a party, when executed and delivered, will constitute the valid and legally binding obligations of such Seller enforceable in accordance with the terms hereof and thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement by such Seller nor the execution and delivery by such Seller of the other Transaction Documents to which such Seller is a party, nor the consummation of the transactions contemplated hereby or thereby, will (i) violate any statute, regulation or rule of any Authority to which such Seller is subject (except for violations which would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby), (ii) violate any injunction, judgment, order, decree or ruling of any Authority to which such Seller is subject or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license or instrument to which such Seller is a party or by which such Seller is bound or to which any of such Seller's assets is subject. Except as set forth under Section 3A(c) of the Disclosure Schedule, such Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Authority in order for such Seller to consummate the transactions contemplated by this Agreement or this Agreement or the other Transaction Documents to which such Seller is a party. With respect to any such disclosures listed in Section 3A(c) of the Disclosure Schedule, the Seller shall, prior to the Closing Date, perform all acts necessary to consummate the transactions contemplated by this Agreement or the other Transaction Documents to which such Seller is a party.

         (d) Litigation. There are no actions, suits, claims or proceedings pending or to the best of such Seller's Knowledge threatened against or involving such Seller or any of his or her assets or properties by or before any Authority that question the validity of this Agreement or seek to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated hereby. There are no outstanding orders, judgments, injunctions, stipulations, awards or decrees of any Authority against such Seller or any of his or her assets or properties which prohibit or enjoin the consummation of the transactions contemplated hereby.

         (e) Ownership of Company Common Stock. Each Seller holds of record and owns beneficially the number and percentage of the Shares set forth in Section 3B(d) of the Disclosure Schedule and has good title to said number and percentage of the Shares, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), liens, claims, and demands. Such Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than pursuant to this Agreement). Except as set forth in Section 3A(e) of the Disclosure Schedule, such Seller is not a party to any voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of the Company.

         (f) Brokers Fees. Neither such Seller nor any Person acting on his or her behalf has engaged any broker, finder or intermediary other than Barrington Associates for or on account of the transactions contemplated by this Agreement as a result of which any of the Purchaser or the Company will have any legal responsibility. The Sellers collectively will pay any fees and expenses due and owing Barrington Associates in connection with the transactions described in this Agreement out of the Purchase Price payable at Closing under Section 2(c).

3B. Representations and Warranties of the Sellers and Company With Respect to the Company. The Sellers, jointly and severally, and the Company represent and warrant to the Purchaser, as of the date of this Agreement and as of the Closing Date, as follows:

         (a) Organization/Power and Authority to Conduct Business. The Company is a corporation duly organized, validly existing, and in good standing under the laws of California. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Section 3B(a) of the Disclosure Schedule sets forth a list of each jurisdiction in which the Company is licensed or qualified to do business as a foreign corporation. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company does not have any Subsidiary, and does not own, directly or indirectly, any capital stock or other equity interests in any corporation, partnership or other entity.

         (b) Noncontravention. Neither the execution and the delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation or rule of any Authority to which the Company is subject (except for violations which would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby), (ii) violate any injunction, judgment, order, decree or ruling of any Authority to which the Company is subject or any provision of the Charter or bylaws of the Company or (iii) except as set forth under Section 3B(b) of the Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license or instrument to which the Company is a party or by which it is bound or to which any of its assets is subject. Except as set forth under Section 3B(b) of the Disclosure Schedule, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Authority in order for the Company to consummate the transactions contemplated by this Agreement or the other Transaction Documents to which it is a party. With respect to any such disclosures listed in Section 3B(b) of the Disclosure Schedule, the Company shall, prior to the Closing Date, perform all commercially reasonable acts necessary to consummate the transactions contemplated by this Agreement or the other Transaction Documents to which such Company is a party.

         (c) Brokers Fees. Neither the Company nor any Person acting on the Company's behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary other than Barrington Associates for or on account of the transactions contemplated by this Agreement. The Sellers collectively will pay any and all fees and expenses due and owing to Barrington Associates in connection with the transactions described in this Agreement out of the Purchase Price payable at Closing under Section 2(c).

         (d) Capitalization. The Common Stock constitutes the Company's only authorized class of capital stock. Section 3B(d) of the Disclosure Schedule sets forth for the Company (i) the number of shares of authorized Common Stock and
(ii) the number of issued and outstanding shares of Common Stock, the names of the holders of record thereof, and the number of shares held by each such holder. All of the issued and outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any Person or any agreement or law by which the Company at the time of issuance was bound. There are no outstanding or authorized subscriptions, warrants, options or, except for this Agreement, other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or any other security of the Company; there are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company; and are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

         (e) Financial Statements. Set forth in Section 3B(e) of the Disclosure Schedule are the following financial statements (collectively the "Financial Statements"): (i) reviewed balance sheets and statements of income and statements of shareholders equity and cash flows as of and for the fiscal year ended December 31, 1999 (the "Most Recent Fiscal Year End") for the Company; and
(ii) unaudited balance sheet and statement of income and statement of cash flows (the "Most Recent Financial Statements") as of and for each of the months in the year 2000 through June 30, 2000 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material, individually or in the aggregate) and lack footnotes and other presentation items.

         (f) Absence of Certain Developments. Except as otherwise contemplated by this Agreement or as set forth in Section 3B(f) of the Disclosure Schedule, since the Most Recent Fiscal Month End, the Company has conducted its business only in the Ordinary Course of Business and there has not been any Material Adverse Change with respect to the Company. Without limiting the generality of the foregoing, since that date, except as set forth in the Disclosure Schedule, the Company has not:

                  (i) borrowed any amount or incurred any liabilities, except liabilities incurred in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law by the Company or any Seller);

                  (ii) mortgaged, pledged or subjected to any Lien any of its assets, except for Permitted Liens, or entered into any conditional sale or other title retention agreement with respect to any property or asset;

               (iii) sold, assigned or transferred any of its tangible assets, except for sales of Inventory in the Ordinary Course of Business;

               (iv) sold, assigned or otherwise transferred,  or abandoned,  any
               Intellectual   Property  right  or  any  claim  for  infringement
               thereon;

                  (v) suffered any extraordinary losses involving more than $25,000 in the aggregate or canceled, compromised, waived or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business or involving more than $50,000 in the aggregate;

               (vi) made any capital expenditures or commitments therefor in excess of $10,000 individually or $50,000 in the aggregate;

               (vii) entered into any material agreement, contract, lease or license outside the Ordinary Course of Business;

                  (viii) suffered any theft, damage, destruction or casualty loss in excess of $50,000 in the aggregate, individually or in the aggregate, to its property, whether or not covered by insurance;

                  (ix) entered into any agreement with any labor union or association representing any employee, or made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of its officers or directors (or, other than in the Ordinary Course of Business, other employees), or otherwise made any material change in employment terms for any of its directors, officers and employees;

                  (x)      made any Change in Accounting Principles;

                  (xi) made any increase in or established any bonus, insurance, deferred compensation, pension, retirement, profit-sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement or modified or obligated itself to modify or announced its intention to modify, the Company's personnel policies and practices in any material respect;

                  (xii) made any payment (including any dividends or other distributions with respect to the Common Stock) to the Sellers or any Affiliate of the Sellers (other than compensation otherwise payable in the Ordinary Course of Business) or forgiven any indebtedness due or owing from the Sellers or any Affiliate of the Sellers to the Company;

                  (xiii) reclassified, combined, split, subdivided or redeemed or otherwise repurchased any capital stock of the Company, or created, authorized, issued, sold, delivered, pledged or encumbered any additional capital stock (whether authorized but unissued or held in treasury) or other securities equivalent to or exchangeable for capital stock, or granted or otherwise issued any options, warrants or other rights with respect thereto;

                  (xiv) acquired or agreed to acquire by merging or consolidating with, or by purchasing any portion of the capital stock, partnership interests or assets of, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof;

                  (xv) made any loan or advance (whether in cash or other property), or made any investment in or capital contribution to, or extended any credit to, any Person, except (i) short-term investments pursuant to customary cash management policies, and (ii) advances to employees made in the Ordinary Course of Business;

                  (xvi) made any write-down of the value of Inventory or written off as uncollectible any Account Receivable except for write-downs and write-offs in the Ordinary Course of Business consistent with past practices, none of which would reasonably be expected to result in a Material Adverse Change;

                  (xvii) except in the Ordinary Course of Business (A) liquidated Inventory or accepted product returns, (B) accelerated receivables, or (C) delayed payables;

               (xviii) made or pledged to make any charitable contribution; or

                  (xix)    committed to do any of the foregoing.

         (g) Undisclosed Liabilities. To the best of Sellers' Knowledge, the Company does not have any material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes) and to the best of Sellers' Knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company giving rise to any such liability, except for (i) liabilities set forth on the Financial Statements or in any notes thereto (but only to the extent such notes quantify any such liabilities), (ii) executory liabilities under agreements, contracts, leases, licenses and other arrangements entered into in the Ordinary Course of Business to which the Company or any of its assets may be bound (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach thereof or violation of law), (iii) liabilities and other matters reflected in the Disclosure Schedule, and (iv) liabilities which have arisen in the Ordinary Course of Business since the Most Recent Fiscal Month End (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law by the Company or the Sellers). Section 3B(g) of the Disclosure Schedule sets forth as of the Most Recent Fiscal Month End a true and correct listing of the indebtedness of the Company described in clauses (i), (ii) and (iii) of the definition of Funded Indebtedness.

         (h) Legal Compliance. Except as set forth in Section 3B(h) of the Disclosure Schedule, the Company is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of all Authorities, except where the failure to comply would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby. Except as set forth in Section 3B(h) of the Disclosure Schedule, since December 31, 1994, the Company has not received any written communication from any Authority that alleges that the Company is not in compliance with any foreign, federal, state or local laws, rules or regulations.

         (i) Company Permits. The Company holds all permits, licenses, variances, exemptions, orders and approvals of all Authorities necessary for the lawful conduct of its business (the "Company Permits"). The Company is in compliance with the terms of the Company Permits, except where the failure to comply would not have a Material Adverse Effect. Section 3B(i) of the Disclosure Schedule sets forth a list of the Company Permits.

         (j)      Tax Matters.
                  -----------

                  (i) Except for any short period S-Corporation returns that may be required of the Sellers (which will be filed by the Sellers when due), the Company has filed or will before Closing have filed all Tax Returns required to have been filed, has paid all Taxes that are due to be paid pursuant to such returns (whether or not shown as due thereon) or pursuant to any assessment that has become payable, and has set up a reserve for the payment of all Taxes not yet due and payable that adequately covers all periods through the date hereof. All such Tax Returns are and will be complete and accurate in all material respects and disclose all Taxes required to be paid by the Company for the periods covered thereby. Except as set forth in Section 3B(j) of the Disclosure Schedule:

                           (A) there is no action, suit, investigation, audit,
                  claim or assessment pending, or to Sellers' Knowledge proposed or threatened against the Company with respect to Taxes;

                    (B) Since December 31, 1996, the federal income tax returns of the Company have not been examined and adjusted by the IRS;

                           (C) the Company has not waived or been requested to
                  waive any statute of limitations in respect of Taxes and there is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes;

                           (D) there are no Liens for Taxes upon any of the
                  assets of the Company except liens relating to Taxes not delinquent. All monies the Company is required by applicable law to collect or withhold from the employees of the Company for income Taxes, social security and other payroll Taxes, or from independent contractors, shareholders or other third parties, have been collected or withheld, and either paid to the respective governmental agencies, set aside in accounts for such purpose, or accrued, reserved against and entered upon the applicable books and financial statements of the Company;

                           (E) the Company has not, during the five-year period
                  ending on the Closing Date, been a personal holding company within the meaning of Section 541 of the Code; and

                           (F) the Company has never filed or been included in
                  any combined or consolidated Tax return with any other person or been a member of an Affiliated Group filing a consolidated federal income Tax Return; the Company does not otherwise have liability for the Tax of any other Person under Treasury Regulations ?1.1502-6 (or any comparable provisions of state, local or foreign Tax law) and the Company is not a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing Authority) and is not otherwise responsible by contract or law (including theories of successor or transferee liability) or otherwise, for the Taxes of any other Person.

                  (ii) As a result of the transactions contemplated by this Agreement, the Company will not be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                  (iii) The Company has not filed a consent under Section 341(f) of the Code or any comparable provision of a state statute.

                  (iv) For all tax periods from August 1, 1996 up to and including the effective time of the Closing (collectively, the "S Corporation Tax Period"), the Company has elected (with the consent of all of its shareholders), in compliance with all applicable legal requirements, to be taxed under Subchapter S of the Code and corresponding provisions under any applicable state and local laws, and such elections are in effect for the Company. No action has been taken by the Company or any shareholder of the Company that may result in the revocation of any such elections (other than by reason of the transactions described herein) and, with respect to the S Corporation Tax Period, the Company has no liability, absolute or contingent, for the payment of any income Taxes under the Code or under the laws of such states or localities which afford tax treatment similar to that under Subchapter S of the Code, except (A) for the 1.5% California income tax on the Company's corporate income arising from an election under Section 338(h)(10) of the Code to be paid by Purchaser pursuant to Section 6(g)(iii) of this Agreement, and (B) a built-in gain tax pursuant to Section 1374 of the Code to be paid by the Sellers when due. Except as set forth in Section 3B(j) of the Disclosure Schedule,
         (A) the Company has no "Subchapter C earnings and profits" as defined in Section 1362(d) of the Code and (B) the Company has no "net unrealized built-in gain" as such term is defined in Sections 1374(d)(1) and 1374(d)(8) of the Code.

         (k) Certain Business Relationships with the Company. Except as set forth in Section 3B(k) of the Disclosure Schedule and except for normal advances to employees consistent with past practice, payment of compensation for employment to employees consistent with past practice, and participation in Employee Benefit Plans by employees, since December 31, 1996 the Company has not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting or similar agreement with (i) any officer, director or shareholder of the Company, or (ii) any of their respective Affiliates. Except as set forth in Section 3B(k) of the Disclosure Schedule, no Affiliate of the Company is indebted to the Company for money borrowed or other loans or advances, and the Company is not indebted to any such Affiliate for money borrowed or other loans or advances.

         (l) Title to Tangible Assets Other than Real Property Interests. Except as set forth in Section 3B(l) of the Disclosure Schedule, the Company has good and valid title to, or a valid leasehold interest in, all the tangible assets (other than real property or interests in real property) used or useful in the conduct of the Company's business, except Inventory sold since the date hereof in the Ordinary Course of Business, free and clear of any Liens other than Permitted Liens. The machinery and equipment used regularly in the conduct of the Business of the Company are in the aggregate in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are presently used. Except for interests and rights in property pursuant to any lease, license or other agreement described in Section 3B(l) of the Disclosure Schedule or pursuant to any lease, license or other agreement not required to be described in Section 3B(l) of the Disclosure Schedule and except for property supplied by any customer or supplier in connection with the purchase or sale of products or services from or to such customer or supplier in the Ordinary Course of Business, there is no tangible personal property owned by any third party which is used by the Company in the operation of its business.
Section 3B(l) of the Disclosure Schedule lists all machinery, equipment, vehicles, furniture and other tangible personal property of any kind and description having a present value in excess of $10,000.00 (other than Inventory) owned or leased by the Company. Notwithstanding any provision of this Agreement to the contrary, the Purchaser acknowledges that certain art work, wall displays, plaques and other objects of sentimental value (none of which, individually or in the aggregate, is material to the operation of the Company's business and none which will be listed as an asset of the Company on the Closing Balance Sheet) located at the Company's premises (a list of which is set forth under Section 3B(l) of the Disclosure Schedule) is, and shall remain, the personal property of the Sellers.

         (m) Real Property. All real property and improvements thereto and interests in real property and improvements thereto that are owned or leased by the Company are referred to herein collectively as the "Real Property" or "Properties", and individually as a "Property". Section 3B(m) of the Disclosure
Schedule identifies all Real Property. Except as set forth on Section 3B(m) of the Disclosure Schedule, the Company has good and valid title to, or a valid leasehold interest in, all Real Property in each case free and clear of any Liens, easements, covenants, rights-of-way and other similar restrictions, except (i) Permitted Liens and (ii) easements, covenants, rights-of-way and other similar restrictions of record. There are no pending condemnation, expropriation, eminent domain or similar proceedings affecting all or any portion of such Properties and, to the best of Sellers' Knowledge, no such proceedings are contemplated. There are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of any Property. The Company enjoys peaceful and undisturbed possession of the Real Property. Except as set forth on Section 3B(m) of the Disclosure Schedule or otherwise in the Disclosure Schedule, the Real Property is in compliance with all applicable local, state and federal laws including, but not limited to, environmental laws, zoning and land use laws, building codes, safety codes, fire codes, OSHA laws, and the Americans with Disabilities Act.

         (n)      Intellectual Property.
                  ---------------------

                  (i) Section 3B(n)(i) of the Disclosure Schedule identifies each pending patent application and each registered item of Intellectual Property owned or used by the Company, and each written license agreement (excluding off-the-shelf or "shrink-wrap" software license agreements) pursuant to which the Company has granted to any third party, or received from any third party a grant of, any rights in any of the Intellectual Property owned or used by the Company. Except as set forth in this Agreement or the Disclosure Schedule, the Company owns, or possesses adequate and enforceable licenses or rights (free of Liens other than Permitted Liens) to use all Intellectual Property currently used by the Company, or necessary to permit the Company to conduct its business as now conducted.

                  (ii) Except as set forth in Section 3B(n)(ii) of the Disclosure Schedule, with respect to each item identified in Section 3B(n)(i) of the Disclosure Schedule:

                           (A) the Company possesses all right, title and
                  interest thereto, free and clear of any Lien (other than Permitted Liens), license or other restriction;

                    (B) such item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                           (C) no action, suit, proceeding, hearing,
                  investigation, written claim or written demand is pending or is, to the best of Sellers' Knowledge, threatened which challenges the legality, validity, enforceability, use or ownership of the item;

                           (D) to the best of Sellers' Knowledge, neither the
                  Company nor any other party to any license agreement is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                    (E) to the best of Sellers' Knowledge, no party to any license agreement has repudiated any material provision thereof;

                           (F) no claims are pending or, to the best of Sellers'
                  Knowledge, threatened that the Company is infringing on or otherwise violating the rights of any person with regard to any such item; and

                           (G) to the best of Sellers' Knowledge, no person is
                  infringing on or otherwise violating any right of the Company with respect to such item.

         (o) Material Contracts. Section 3B(o) of the Disclosure Schedule lists the Material Contracts to which the Company is a party. The Company has made available to the Purchaser a correct and complete copy of each Material Contract listed in Section 3B(o) of the Disclosure Schedule. With respect to each such Material Contract, except as disclosed in Section 3B(o) of the Disclosure Schedule, to the best of Sellers' Knowledge, (A) the Material Contract is legal, valid, binding, enforceable and in full force and effect; (B) except as disclosed in Section 3B(o) of the Disclosure Schedule neither the Company nor any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Material Contract; (C) no party has repudiated any provision of the Material Contract, (D) there are no disputes or forbearance programs in effect with respect to the Material Contract.

                    (p) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

         (q) Insurance. Section 3B(q) of the Disclosure Schedule describes each insurance policy maintained by the Company. To the best of Sellers' Knowledge, all of such insurance policies are in full force and effect and the Company is not in default with respect to its obligations under any of such insurance policies. To the best of Sellers' Knowledge, such policies are sufficient for compliance with all requirements of law and Material Contracts to which the Company is a party. Since the respective dates of such policies, no notice of cancellation or non-renewal with respect to any such policy has been received by the Company. Section 3B(q) of the Disclosure Schedule sets forth a list of all pending claims with respect to all such policies.

         (r) Litigation. Section 3B(r) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree or ruling or (ii) is a party or is to the Sellers' Knowledge threatened to be made a party, to any action, suit, proceeding, hearing or investigation of, in or before any Authority.

         (s) Labor Relations. The Company is not and has never been a party to a collective bargaining agreement. Except as set forth in Section 3B(s) of the Disclosure Schedule, (i) since December 31, 1995, the Company has not been involved in or threatened with any strike, slowdown or work stoppage, (ii) since December 31, 1995, the Company has not been involved in or threatened with any unfair labor practice charge, arbitration, suit or administrative proceeding relating to labor matters involving its employees, (iii) there are no actions, proceedings or claims pending or, to the best of Sellers' Knowledge, threatened against the Company under any laws relating to employment, including any provisions thereof relating to wages, hours, collective bargaining, withholding or the payment of social security or other Taxes, and (iv) the Company has complied with all applicable immigration laws including the provisions of the Immigration Reform and Control Act of 1986 with respect to all of its employees hired after November 6, 1986 by verifying their employment eligibility and having them complete Form I-9.

         (t) Employee Benefits. Section 3B(t) of the Disclosure Schedule sets forth (a) all of the current Employee Pension Benefit Plans, Employee Welfare Benefit Plans and all other employee benefit, fringe benefit plans and programs maintained or contributed to by the Company or any ERISA Affiliate with respect to current or former employees of the Company (the "Employee Benefit Plans").

                    (i) With respect to each Employee Benefit Plan and except as disclosed in Section 3B(t) of the Disclosure Schedule:


                                    (A) each such Employee Benefit Plan (and
                           each related trust, insurance contract or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code and other applicable laws (including all reporting and disclosure requirements), and has been operated in all material respects in accordance with its terms;

                                    (B) all contributions (including all
                           employer contributions and employee salary reduction contributions, if any) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan, and there are no accumulated funding deficiencies with respect to any such Employee Pension Benefit Plan;

                                    (C) each such Employee Benefit Plan which is
                           an Employee Pension Benefit Plan intended to so qualify under Section 401(a) of the Code so qualifies and has received a favorable determination letter from the IRS as to its qualification under Section 401(a) of the Code;

                                    (D) no "prohibited transaction" (as such
                           term is defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan (or its related trust) which could subject the Company or any officer, director or employee of the Company, to any Tax or penalty imposed under Section 4975 of the Code or liability under Section 406 of ERISA;

                                    (E) the Company has delivered to the
                           Purchaser correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report and all accompanying schedules, the most recent actuarial valuation (if any), and all related trust agreements, insurance contracts and other funding arrangements which implement each such Employee Benefit Plan;

                                    (F) no such Employee Benefit Plan which is
                           an Employee Pension Benefit Plan has been completely or partially terminated or has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than a Multiemployer Plan) has been instituted;

                                    (G) the Company has not incurred, and will
                           not incur as a result of any existing condition or the transactions contemplated by this Agreement, any liability to the PBGC (except for required premium payments, if any), or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan and, as of the Closing Date, the assets of each such Employee Pension Benefit Plan are at least equal in value to the present value of accrued benefits of the plan, based on actuarial methods, tables and assumptions reasonably satisfactory to the Purchaser; and

                                    (H) no action, suit, proceeding, hearing or
                           investigation with respect to the administration or the investment of assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or to the Sellers' Knowledge threatened.

                           (ii) The Company does not contribute to any
                  Multiemployer Plan or have any liability (including withdrawal liability) under any Multiemployer Plan.

                           (iii) The Company does not have any obligation to
                  provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under
                  Section 4980B of the Code. With respect to all of its past and present employees, the Company has complied in all material respects with the notice and continuation requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code.

                           (iv) The Company has no liability for or relating to
                  any Employee Benefit Plan or arrangement sponsored, maintained or contributed to by an ERISA Affiliate.

                           (v) The consummation of the transactions contemplated
                  by this Agreement will not entitle any individual to any severance pay, and will not accelerate the time of payment or vesting, or increase the amount of any compensation due to any individual, and will not be the direct or indirect cause of any amount payable under any Employee Benefit Plan being classified as an "excess parachute payment" under Section 280G of the Code.

                    (u) Environmental, Health and Safety Matters. Except as disclosed in Section 3B(u) of the Disclosure Schedule:


                  (i) The Company has not disposed of or released any substance, arranged for the disposal of any substance, knowingly exposed any employee or other individual to any substance or condition, or owned or operated its businesses or any Property or facility so as to give rise to any liability or corrective or remedial obligation of the Company under any Environmental, Health and Safety Requirement.

                  (ii) The Company is in compliance with all Environmental Health and Safety Requirements, except where the failure to comply would not have a Material Adverse Effect, and the Company has not, since December 31, 1995, received any written communication from any Authority that alleges that the Company is not in such compliance.

                  (iii) There is no Environmental Claim pending or, to the best of Sellers' Knowledge, threatened or recently filed against the Company or against any Property, nor is there any Environmental Claim against any Person whose liability for any Environmental Claim the Company has retained or assumed contractually.

                  (iv) No underground storage tanks, friable and damaged asbestos-containing materials, or pcb-containing equipment or fluids are present on any Property, nor have any said items been removed from any Property.

                  (v) No Property presently or heretofore owned, leased or operated by the Company is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any analogous state list.

                  (vii) No off-site location at which the Company has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any analogous state list.

         (v) Customers and Suppliers. Section 3B(v) of the Disclosure Schedule contains a complete and accurate list of the names of the 20 largest (by volume for the year to date 2000) customers and the 20 largest (by volume for the year to date 2000) suppliers of the Company as of June 30, 2000. The Company maintains good relations with each of such customers and suppliers and, except as set forth in Section 3B(v) of the Disclosure Schedule, since June 30, 2000 no event has to the Sellers' Knowledge occurred that would materially adversely affect the Company's relations with any such customers or supplier. Except as set forth in Section 3B(v) of the Disclosure Schedule, since June 30, 2000, no customer which accounted for more than five percent (5%) of the Company's aggregate sales revenues during the last twelve months has canceled, terminated (or made any threat to the Company to cancel or terminate), or materially decreased its usage of the Company's services or products.

         (w) Inventory. Except as disclosed in Section 3B(w) of the Disclosure Schedule, the Inventory of the Company is merchantable and fit for the purpose for which it was procured or manufactured and none of such Inventory is slow-moving, obsolete, damaged or defective. Except as disclosed in Section 3B(w) of the Disclosure Schedule, the Inventory of the Company is valued at the lower of cost (on a first-in-first-out basis) or market in accordance with GAAP on a basis consistent with prior periods.

         (x) Accounts Receivable. Except as disclosed in Section 3B(x) of the Disclosure Schedule, all of the Accounts Receivable of the Company are properly reflected on its books and records and arose from bona fide transactions in the Ordinary Course of Business, and, to the best of Sellers' Knowledge, are valid receivables subject to no setoffs or counterclaims. The reserve for bad debts set forth on the face of the Financial Statements (rather than in any notes thereto) has been determined in accordance with GAAP on a basis consistent with the past custom and practice of the Company.

         (y) List of Accounts. Section 3B(y) of the Disclosure Schedule sets forth a list of all bank and securities accounts, and all safe deposit boxes, maintained by the Company and a listing of the persons authorized to draw thereon or make withdrawals therefrom or, in the case of safe deposit boxes, with access thereto.

         (z) Product Warranty. Except as disclosed in Section 3B(z) of the Disclosure Schedule, within the last five years, the products manufactured, sold, and delivered by the Company have in the aggregate conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and, to the best of Sellers' Knowledge, the Company has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement thereof or other damages in connection therewith. Within the last five years, substantially all of the products manufactured, sold, and delivered by the Company are subject to standard terms and conditions of sale, subject to variations applicable to specific customer requirements. The reserve for product warranty claims set forth on the face of the Financial Statements (rather than in any notes thereto) has been determined in accordance with GAAP on a basis consistent with the past custom and practice of the Company.

         (aa) Product Liability. To the best of Sellers' Knowledge, the Company has no material liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold or delivered by the Company prior to the Closing (the "Pre-Closing Product Liabilities"). Section 3B(aa) of the Disclosure Schedule sets forth a true and correct list and brief description of all product liability claims that have been filed against the Company since December 31, 1993 and all claims which are currently pending before any authority.

(bb) Year 2000 Compliance. The Company has undertaken an assessment of its Information Technology and such Information Technology is Year 2000 Compliant.

(cc) Repayment of Seller Loans. The Sellers have satisfied in full all loans due and owing from them to the Company, if any, together with all interest accrued thereon.

         (dd) Trustee of 401(k) Plan. Unless the Purchaser requests in writing prior to Closing the resignation of Arnold I. Bertram and James S. Pepping as trustees under the Company's 401(k) Plan, Arnold I. Bertram and James S. Pepping shall remain as trustees under the Company's 401(k) Plan after Closing until the Purchaser or the Company directs otherwise.

         (ee) Employee List. The Company has no employees other than those listed in Section 3B(ee) of the Disclosure Schedule. Section 3B(ee) of the Disclosure Schedule sets forth a true and correct list of all employees of the Company, their dates of hire, accrued vacation and sick leave, and salaries or hourly wage rates, and identifies any and all inactive employees who are off work due to workers' compensation leave, family medical leave, leave of absence, or who are not actively employed for any other reason.

         (ff) Medical, Dental, and Workers' Compensation Claims. The Company has no medical claims, dental claims or worker's compensation claims resulting from treatment, injuries, conditions or illnesses arising prior to the Closing ("Pre-Closing Claims"), other than those listed in Section 3B(ff) of the Disclosure Schedule, which are in dispute, have otherwise not been paid in full or which are not covered by insurance for which premiums have already been paid by the Company.

          (gg) Pre-paid Advertising. All of the pre-paid advertising expenses of the Company are properly reflected on its books and records and arose from bona fide transactions in the Ordinary Course of Business. The accrual of the pre-paid advertising expenses set forth on the face of the Financial Statements (rather than in any notes thereto) has been determined in accordance with GAAP on a basis consistent with the past custom and practice of the Company.

         (hh) EPCRA Filings. Except as set forth on Section 3B(hh) of the Disclosure Schedule, the Company is in compliance with the Emergency Planning and Community Right to Know Act ("EPCRA"), 42 U.S.C. Section 11001 et seq.

         (ii) Sales Representatives. Section 3B(ii) of the Disclosure Schedule contains a complete and accurate list of the names of the Company's sales representatives as of June 30, 2000. The Company maintains good relations with each of such sales representatives and, except as set forth in Section 3B(ii) of the Disclosure Schedule, since June 30, 2000 no event has to the Sellers' Knowledge occurred that would materially adversely affect the Company's relations with any such sales representatives. To the Sellers' Knowledge, the change of control of the Company contemplated by this Agreement will not materially adversely affect the Company's relations with any such sales representatives. Except as set forth in Section 3B(ii) of the Disclosure Schedule, since June 30, 2000, no sales representative which accounted for more than five percent (5%) of the Company's aggregate sales revenues during the last twelve months has canceled, terminated (or made any threat to the Company to cancel or terminate), or materially decreased his or her sales of the Company's services or products.

4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Sellers as follows:

(a) Organization. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of Florida.

         (b) Authorization of Transaction; Binding Obligation. The Purchaser has full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. This Agreement constitutes, and such other Transaction Documents, when executed and delivered, will constitute the valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally and by general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement or the other Transaction Documents to which the Purchaser is a party, nor the consummation of the transactions contemplated hereby or thereby, will
(i) violate any statute, regulation or rule of any Authority to which the Purchaser is subject (except for violations which would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby), (ii) violate any injunction, judgment, order, decree or ruling of any Authority to which the Purchaser is subject or any provision of its Charter or bylaws or other organizational document, as the case may be, or (iii) except as set forth in Section 4(c) of the Disclosure Schedule conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license or instrument to which the Purchaser is a party or by it is bound or to which any of its assets is subject. Except as disclosed in Section 4(c) of the Disclosure Schedule, the Purchaser is not required give any notice to, make any filing with, or obtain any authorization, consent or approval of any Authority in order for it to consummate the transactions contemplated by this Agreement or the other Transaction Documents to which it is a party. Notwithstanding the foregoing, in order to purchase the Shares herein, the Purchaser and the Sellers must comply with the applicable waiting period subsequent to the filing of their respective Hart-Scott-Rodino Pre-merger Notification Forms. With respect to any such disclosures listed in Section 4(c) of the Disclosure Schedule, the Purchaser shall, prior to the Closing Date, perform all acts necessary to consummate the transactions contemplated by this Agreement or the other Transaction Documents to which Purchaser is a party.

         (d) Brokers Fees. Neither the Purchaser nor any Person acting on the Purchaser's behalf has engaged any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement as a result of which the Company (unless the Closing shall occur) or the Sellers will have any legal responsibility.

         (e) Acquisition of Shares for Investment. The Purchaser is an "accredited investor" as defined by Rule 501 under the Securities Act. The Shares to be purchased by the Purchaser pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and the Purchaser will not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act or any comparable state laws.

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

         (a) General. Each of the Parties will use commercially reasonable efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 9 below).

         (b) Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents and approvals of governments and governmental agencies in connection with consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that such Party may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use commercially reasonable efforts to obtain a waiver from the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith.

         (c) Operation of Business. Without the prior consent of the Purchaser or except as otherwise contemplated by this Agreement, the Company will not engage in any practice, take any action, or enter into any transaction of the sort described in Section 3B(f) above (other than clauses (v) or (viii) of such section). In addition, the Company will continue to conduct its business in the Ordinary Course of Business and will not (i) except in the Ordinary Course of Business liquidate Inventory or accept product returns, (ii) accelerate receivables, (iii) delay payables, or (iv) change in any material respect the Company's practices in connection with the payment of payables in respect of raw materials purchases. Notwithstanding the foregoing, the parties agree that prior to Closing and without the Purchaser's prior consent the Company may distribute out of the Company (i) cash dividends to the Sellers, (ii) cash bonuses to the Company's employees, and (iii) to the Sellers or any other person or entity as directed by the Sellers the Company owned vehicles and the Company leased vehicles listed on the attachment to Section 3B(l) of the Disclosure Schedule entitled "Charter Vehicles," except for the 1997 GMC plant truck. The Sellers shall be responsible and liable for (i) all taxes and other costs and expenses resulting from said distributions and (ii) the assumption of the lease agreements and all obligations to make lease payments thereunder by the distributees of the leased vehicles which shall be accomplished prior to Closing.

         (d) Preservation of Business. The Company will use commercially reasonable efforts to maintain its business and properties, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

         (e) Full Access. Upon reasonable notice, the Company will permit representatives of the Purchaser to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to the premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to the Company. The Purchaser reaffirms its obligations under the Confidentiality Agreement between the Company and Trivest dated May 11, 2000 and shall be bound by such agreement as an affiliate of Trivest. Notwithstanding anything in this Agreement to the contrary, Purchaser agrees that prior to the dissemination of any press release Sellers shall be afforded the opportunity to review and comment on such press release, and unless required by federal or state securities laws or regulations, the material terms of this Agreement shall not be released.

         (f) Notice of Developments. Each Party will promptly give notice to the other Party(ies) of its, his or her discovery of any material adverse development which, had such development been in existence on the date hereof, would constitute a breach of the representations and warranties contained in Sections 3A and 3B (in the case of a Seller) or Section 4 (in the case of the Purchaser). No disclosure by any Party pursuant to this Section 5(f) shall be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation or breach of warranty.

6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing:

         (a) General. In the event that at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party; provided, however, that the taking of any action necessary to execute or deliver to the Purchaser any stock powers and such other instruments of transfer as may be necessary to transfer ownership of the Shares by the Sellers shall be borne by the Sellers, jointly and severally.

         (b) Transition. During the term of the Sellers' covenants not to compete and covenants not to solicit, whether stated in Sections 6(d) and (e) hereof or in the Employment Agreement(s) attached hereto as exhibits, the Sellers will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, sales representative or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

         (c) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with
(i) any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the Parties will cooperate with the contesting or defending Party and its or his counsel in the contest or defense, all at the sole cost and expense of the contesting or defending Party (except to the extent that the contesting or defending party is entitled to indemnification therefor under this Agreement).

         (d)      Noncompetition.
                  --------------

                  (i) In order to induce the Purchaser to enter into this Agreement, each Seller expressly covenants and agrees that, for a period of five (5) years from and after the Closing Date, such Seller will not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation, limited liability company or business or any other Person (other than the Purchaser or any of its Subsidiaries), whether as an employee, officer, director, partner, agent, security holder, consultant or otherwise, that directly or indirectly is engaged in the Restricted Business of the Company in the Restricted Area; provided, however, that nothing herein shall be deemed to prevent the Seller from acquiring through market purchases and owning, solely as an investment, less than five percent in the aggregate of the equity securities of any class of any issuer whose shares are registered under Section 12(b) or Section 12(g) of the Securities Exchange Act, and are listed or admitted for trading on any United States national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices in common use, so long as such Seller is not a member of any "control group" (within the meaning of the rules and regulations of the United States Securities and Exchange Commission) of any such issuer.

                  (ii) Each Seller acknowledges and agrees that the covenants provided for in this Section 6(d) are reasonable and necessary in terms of time, area and line of business to protect the Purchaser's legitimate business interests as a buyer of the Common Stock and in protecting the Company's Trade Secrets. Each Seller further acknowledges and agrees that such covenants are reasonable and necessary in terms of time, area and line of business to protect the Purchaser's other legitimate business interests, which include its interests in protecting the Company's (i) valuable confidential business information, (ii) substantial relationships with customers throughout the Restricted Area and (iii) customer goodwill associated with the Company's ongoing business. The Sellers expressly authorize the enforcement of the covenants provided for in this Section 6(d) by
         (A) the Purchaser and its Subsidiaries, (B) permitted assigns of the Purchaser pursuant to clause (i) or (ii) of Section 12(c) hereof and
         (C) the Company and any successors to the Company's business. The covenants provided for in this Section 6(d) shall be construed as a separate and independent covenant for each of the separate states, territories and possessions included in the Restricted Area and, with respect to the State of California, for each of the separate counties of that state. To the extent that the covenant provided for in this
         Section 6(d) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

         (e) Non-Solicitation of Employees, Agents and Independent Contractors. In order to induce the Purchaser to enter into this Agreement, each Seller expressly covenants and agrees that for a period of five (5) years from and after the Closing Date, such Seller will not, directly or indirectly, (i) solicit for employment or employ or engage as an agent or independent contractor (or attempt to solicit for employment or employ or engage as an agent or independent contractor), for himself or herself or on behalf of any sole proprietorship, partnership, corporation, limited liability company or business or any other Person (other than the Purchaser or any of its Subsidiaries), any employee of the Company (whether currently employed or engaged by the Company or employed or engaged by the Company during the term of this non-solicitation covenant) or any Person who was an employee, agent or independent contractor of the Company at any time during the two (2) year period preceding the date hereof, or (ii) encourage any such employee to leave his or her employment with the Company or (iii) encourage any such agent or independent contractor to terminate his, her or its engagement with the Company. The covenants provided for in this Section 6(e) shall be construed as a separate and independent covenant for each of the separate states, territories and possessions included in the Restricted Area and, with respect to the State of California, for each of the separate counties of that state. To the extent that the covenant provided for in this Section 6(e) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced. Notwithstanding the foregoing, it shall not be a breach of this covenant if any former, current or future employee, agent or independent contractor of the Company as set forth in this Section 6(e) responds to general advertising placed by the Seller or an entity in which the Seller is involved as set forth in this Section 6(e). It shall be a breach of this covenant, however, if any such employee, agent or independent contractor is hired as a result of such general advertising.

         (f) Confidentiality. In order to induce the Purchaser to enter into this Agreement, each Seller expressly covenants and agrees that from and after the Closing Date, no such Seller nor any of his Affiliates (to the extent any such Affiliate has received Confidential Information or Trade Secrets) will disclose, divulge, furnish or make accessible to anyone (other than the Purchaser or any of its Affiliates or representatives) any Confidential Information or Trade Secrets, or in any way use any Confidential Information or Trade Secrets in the conduct of any business; provided, however, that nothing in this Section 6(f) will prohibit the disclosure of any Confidential Information or Trade Secrets (i) which is or are required to be disclosed by the Seller or any such Affiliate in connection with any court action or any proceeding before any Authority, (ii) in connection with the enforcement of any of the rights of the Seller hereunder, or (iii) in connection with the defense by the Seller of any claim asserted against him hereunder; provided, however, that in the case of a disclosure contemplated by clause (i), no disclosure shall be made until the Seller shall give notice to the Purchaser of the intention to disclose such Confidential Information or Trade Secrets so that the Purchaser may contest the need for disclosure, and the Seller will cooperate (and will cause his Affiliates and their respective representatives to cooperate) with the Purchaser in connection with any such proceeding. Notwithstanding any provision of this Agreement which may be to the contrary (x) the Sellers shall be entitled to use Confidential Information consisting of databases of contacts and customers for personal purposes which do not constitute competition with the Company, including community and charitable affairs, (y) the foregoing provisions restricting the use of Confidential Information other than Trade Secrets shall survive the Closing for a period of five years, and (z) the foregoing provisions restricting the use of Trade Secrets shall survive the Closing for so long as permitted by the California Uniform Trade Secrets Act.

         (g)      Section 338(h)(10) Election; Certain Tax Matters.
                  ------------------------------------------------

                  (i) The Sellers will join with the Purchaser in timely making an election under Section 338(h)(10) of the Code and Treasury Regulations Section 1.338(h)(10)-1(d) (and any corresponding elections under any applicable state and local laws) (collectively, a "Section 338(h)(10) Election") on Form 8023 with respect to the purchase and sale of the Shares hereunder. The Sellers, jointly and severally, will be liable for all Taxes of the Company for all periods ending prior to the open of business on the Closing Date ("Pre-Closing Tax Periods") (including all Taxes attributable to the making of the Section 338(h)(10) election, as the result of the recognition of any built-in gain pursuant to the provisions of Section 1374 of the Code, or the "recapture" of previously deducted items), and the Sellers, jointly and severally, will indemnify the Purchaser and the Company from and against any Losses arising out of any failure to pay such Tax.

                  (ii) The income of the Company will be apportioned to the period up to the open of business on the Closing Date and the period from and after the open of business on the Closing Date in accordance with the provisions of Section 1362(e)(6)(D) of the Code by closing the books of the Company as of the close of business on the last calendar day immediately preceding the Closing Date. Taxes (such as property Taxes) that are imposed on a periodic basis shall be allocated on a per diem basis. The Sellers will be responsible for preparing and filing all income Tax Returns of the Company relating to all Pre-Closing Tax Periods. After the Closing has occurred, the Purchaser will provide, or cause to be provided, to the Sellers, without charge, any information that may reasonably be requested by the Sellers in connection with the preparation of any Tax Returns relating to Pre-Closing Tax Periods. The Sellers will allow the Purchaser an opportunity to review and comment on such Tax Returns (including any amended Tax Returns.) The Sellers will take no new positions on the Tax Returns of the Company that relate to Pre-Closing Tax Periods that would adversely affect the Company after the Closing Date.

                  (iii) Section 6(g)(iii) of the Disclosure Schedule sets forth an allocation of the "Modified Adjusted Deemed Sales Price," as defined in Treasury Regulations Section 1.338(h)(10)-1(f), among the assets of the Company (the "Allocation Schedule"). Under the Allocation Schedule, the allocation of the Purchase Price will be first to the fair market value of the Company's assets as of the Closing Date and any excess Purchase Price will be allocated to goodwill. $100,000 of the Purchase Price will be allocated as consideration for the Sellers' covenants not to compete and covenants not to solicit under Sections 6(d) and (e) hereof. Within 90 days after the Closing Date, the Sellers and the Purchaser shall exchange completed and executed copies of IRS Form 8023 (or other applicable form), required schedules thereto, and any similar forms required by any state or local tax authority. If any changes are required to these forms as a result of information which is first available after the Closing Date, the Sellers and the Purchaser will in good faith use commercially reasonable efforts to promptly agree on such changes. The Purchaser and the Sellers each agree to file all Tax Returns in accordance with the Allocation Schedule. The Purchaser will pay when due the 1.5% California income tax on the Company's corporate income arising from the Section 338(h)(10) Election.

                  (iv) The Purchaser and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 6(g) and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Sellers shall, and the Purchaser shall cause the Company to (A) retain all books and records with respect to Tax matters pertinent to the Company relating to Pre-Closing Tax Periods until the expiration of the statute of limitations (and, to the extent notified by the Purchaser or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any tax authority, and (B) give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the Purchaser or the Sellers, as the case may be, shall allow the other Party to take possession of such books and records.

                  (v) Notwithstanding anything contained in Section 7(b)(iv) below or elsewhere in this Agreement to the contrary (but subject to the provisions of paragraphs (ii), (iii) and (iv) of this Section 6(g)), the Sellers shall have the right to (a) control any audit or proceeding by any taxing Authority, (B) initiate any claim for refund,
         (C) file any amended return, (D) contest, defend against, resolve and settle any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes or (E) otherwise resolve any issues relating to Losses which the Purchaser or the Company shall incur as a result of any breach of the Sellers' covenants in Section 2(g) above, this Section 6(g) or the Sellers' representations and warranties in
         Section 3B(j) above and as to which the Purchaser is entitled to indemnification from the Sellers pursuant to this Agreement ("Tax Losses"); provided, however, that the Sellers shall consult with the Purchaser in contesting any such assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes and shall, in good faith, consider any reasonable advice from the Purchaser with respect to any such contest.

         7.       Remedies for Breaches of This Agreement.
                  ---------------------------------------

         (a) Survival of Representations and Warranties. The representations and warranties of the Sellers contained in Section 3 above and of the Purchaser contained in Section 4 above shall survive the Closing and continue in full force and effect subsequent to Closing, subject to the limitation periods provided in Section 7(b). Any claim for which any Party shall have given proper notice in accordance with the terms of this Agreement on or prior to the expiration of the applicable limitation periods under Section 7(b) shall survive until such claim is resolved pursuant to the terms of this Agreement. To preserve any claim for breach of any such representation or warranty, the Party claiming a breach shall be obligated to notify the party claimed to be in breach in writing of any such breach, or facts that can reasonably be expected to give rise to such breach, before termination of the applicable limitation period under Section 7(b) in respect of such representation or warranty; otherwise, such Party's claim for breach shall be forever barred.

         (b)      Indemnification.
                  ---------------

                  (i) Subject to Section 7(a) above and the conditions and limitations set forth in this Section 7(b), subsequent to the Closing Date the Sellers shall, jointly and severally, indemnify, defend and hold harmless the Purchaser from, against and in respect of any Losses which the Purchaser shall suffer, sustain or become subject to by virtue of or which arise out of, or result from any breach of the representations and warranties of the Sellers set forth in Section 3B above.

                  (ii) Subject to Section 7(a) above and the conditions and limitations set forth in this Section 7(b), subsequent to the Closing Date each Seller shall, severally and not jointly, indemnify, defend and hold harmless the Purchaser and the Company from, against and in respect of any Losses which the Purchaser or the Company shall suffer, sustain or become subject to by virtue of or which arise out of, or result from, any breach of the representations and warranties of the Seller set forth in Section 3A above and any breach by the Seller of his or her covenants and agreements set forth in this Agreement; provided, however, that such indemnification obligations of the Sellers with respect to the covenants contained in Sections 2(g) and 6(g) above shall be joint and several.

                  (iii) Subject to Section 7(a) above and the conditions set forth in this Section 7(b), subsequent to the Closing Date the Purchaser shall indemnify, defend and hold harmless the Sellers and their respective estates, heirs, personal representatives or successors from, against and in respect of any Losses which the Sellers shall suffer, sustain or become subject to by virtue of or which arise out of, or result from, any breach by the Purchaser of its representations, warranties covenants and agreements set forth in this Agreement.

                  (iv) Promptly after the assertion by any third party of any claim, demand or notice (a "Third Party Claim") against any Person or Persons entitled to indemnification under this Section 7(b) (the "Indemnified Parties") that results or may result in the incurrence by such Indemnified Parties of any Losses for which such Indemnified Parties would be entitled to indemnification pursuant to this Agreement, such Indemnified Parties shall promptly notify the parties from whom such indemnification could be sought (the "Indemnifying Parties") of such Third Party Claim. Thereupon, the Indemnifying Parties shall have the right, upon written notice (the "Defense Notice") to the Indemnified Parties within 30 days after receipt by the Indemnifying Parties of notice of the Third Party Claim (or sooner if such claim so requires) to conduct, at their own expense, the defense against the Third Party Claim in their own names or, if necessary, in the names of the Indemnified Parties. The Defense Notice shall specify the counsel the Indemnifying Parties shall appoint to defend such Third Party Claim (the "Defense Counsel") and the Indemnified Parties shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld. In the event the Indemnified Parties and the Indemnifying Parties cannot agree on such counsel within 10 days after the Defense Notice is given, then the Indemnifying Parties shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Parties' approval which approval shall not be unreasonably withheld. Any Indemnified Party shall have the right to employ separate counsel in any such Third Party Claim and/or to participate in the defense thereof, but the fees and expenses of such counsel shall not be included as part of any Losses incurred by the Indemnified Party unless (A) the Indemnifying Parties shall have failed to give the Defense Notice within the prescribed period, (B) such Indemnified Party shall have received an opinion of counsel, reasonably acceptable to the Indemnifying Parties, to the effect that the interests of the Indemnified Party and the Indemnifying Parties with respect to the Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under applicable ethical rules, or (C) the employment of such counsel at the expense of the Indemnifying Parties has been specifically authorized by the Indemnifying Parties. The Party or Parties conducting the defense of any Third Party Claim shall keep the other Parties apprized of all significant developments and shall not enter into any settlement, compromise or consent to judgment with respect to such Third Party Claim unless the Company and the Sellers consent, such consent not to be unreasonably withheld.

                  (v) Any amounts payable by the Sellers, or any of them, under this Section 7(b) shall be satisfied solely by resort to the Escrow Funds, except for amounts payable as a result of Losses arising out of Environmental Claims under Section 10(c) and amounts payable pursuant to the Sellers' guarantee of accounts receivable under Section 10(a), which amounts shall be paid by the Sellers to the Purchaser without regard to the Escrow Funds under this Section 7(b)(v), the cap under
         Section 7(b)(viii), and the $150,000.00 deductible under Section 7(b)(vii). The Escrow Funds shall consist of $1,850,000 of WinsLoew common equity to be purchased by the Sellers at Closing pursuant to the Subscription and Shareholders' Agreement(s) (the "Escrow Funds") and to be delivered to and held in escrow by SunTrust Bank, Atlanta office, as escrow agent (the "Escrow Agent") pursuant to the terms of the Escrow Agreement. As provided in the Escrow Agreement, the Escrow Funds shall be held in an account (the "Escrow Account") to provide indemnification to the Purchaser and the Company as provided in Section 7 hereof. To the extent that the stock constituting the Escrow Funds is used to satisfy any indemnification by the Sellers under Section 7 hereof, the stock will be valued at such time as the most recent valuation, but in no event will the stock be valued at a price less than the purchase price per share paid at Closing.

                  (vi) No indemnification will be required under this Section 7 unless the person claiming the right to be indemnified gives notice to the person from which it is claiming indemnification of the facts the claimant thinks are the basis for such indemnification within 18 months subsequent to the Closing Date, with the exception that on any Environmental Claim under Section 10(c) the claimant shall have 15 years subsequent to the Closing Date to give such notice, and on claims for breaches of the representations and warranties regarding title to securities and authority contained in Section 3A, Section 3B(a) and (d) and claims related to Taxes under Section 2(g), Section 3B(j), and
         Section 6(g), the claimant shall have until the expiration of the applicable statute of limitations to give such notice.

                  (vii) Except as otherwise stated in this Agreement, no party will be required to indemnify another party until the aggregate amount of the agreed to or adjudicated indemnification claims against such party shall exceed the deductible amount of $150,000, and once exceeded, the Sellers shall be responsible for all indemnification claims back to dollar one; provided, that the foregoing limitation will not apply to payments pursuant to Section 2.

                  (viii) Notwithstanding any other provision of this Agreement, the Sellers shall, in the aggregate have no liability to make indemnification payments under this Agreement in excess of $1,850,000.00, except for Losses arising out of an Environmental Claim under Section 10(c) and amounts payable pursuant to the Sellers' guarantee of accounts receivable under Section 10(a), which Losses and amounts payable shall not be subject to any monetary limit.

     (c) Effect of Knowledge of Breach; Determination of Losses; Treatment of Indemnification Payments.

                  (i) The Purchaser and the Company, on the one hand, and the Sellers, on the other hand, shall not be entitled to indemnification with respect to a breach of any representation or warranty made by the other Party(ies) under this Agreement if such Party(ies) can prove by a preponderance of the evidence that such other Party(ies) had actual knowledge at any time on or prior to the Closing Date of the events or conditions constituting or resulting in such breach of such representation or warranty.

                  (ii) The amount of any Losses subject to indemnification under Sections 7(b)(i) and (ii) above shall be calculated net of any amounts which have been previously recovered by the Purchaser or the Company under insurance policies or other collateral sources. In the event any such amounts recovered or recoverable under insurance policies or other collateral sources are not received before any claim for indemnification is paid pursuant to this Section 7(b), then the Purchaser or the Company shall pursue such insurance policies or collateral sources with reasonable diligence (unless the Purchaser or the Company shall notify the Sellers that they have elected not to pursue such insurance policies or collateral sources, in which case, notwithstanding any provision of this Agreement to the contrary, neither the Purchaser nor the Company shall be entitled to indemnification with respect to such Losses), and in the event they receive any recovery, the amount of such recovery shall be applied first, to reimburse the Purchaser and the Company for their out-of-pocket expenses (including reasonable attorneys' fees) expended in pursuing such recovery, second, to refund any indemnification payments made by the Sellers which would not have been so paid had such recovery been obtained prior to such payment, and third, any excess to the Purchaser. In addition, all Losses subject to indemnification hereunder shall be calculated net of any tax benefits which have been actually realized by the Purchaser or the Company as a result thereof plus the net present value (using a discount factor of 8.5% per annum and assuming the income tax rates then in effect for any given period remain unchanged) of tax benefits which are reasonably probable of realization by the Purchaser or the Company in subsequent tax years. Purchaser acknowledges that the lessors of the Properties are considered collateral sources under this paragraph.

                  (iii) All indemnification payments under this Section 7 shall be deemed adjustments to the Purchase Price.

                  (iv) Notwithstanding anything to the contrary contained in this Agreement, the Purchaser and the Company agree: (A) to pursue, with reasonable diligence, all collateral sources (including without limitation the lessors of the Properties) in connection with any Losses arising from a breach of the representations and warranties of the Sellers in Section 3B(u) hereof; and (B) to notify the Sellers of the discovery of such Loss. If, notwithstanding such reasonable diligence, the Purchaser and the Company have not fully recovered under any such collateral sources or received reasonable assurance that a full recovery is forthcoming with respect to such Loss, then, following the lapse of 180 days following the date of the notice in clause (B) above, the Purchaser and the Company may pursue their indemnity rights under
         Section 7(b) hereof with respect to such Loss.

         (d) Enforcement of Escrow Agreement. Notwithstanding any other provisions contained herein, the costs of enforcement of the Escrow Agreement by the Purchaser or either Seller shall not constitute Losses hereunder. Rather, such costs and expenses shall be considered "Litigation Expenses" within the meaning of the Escrow Agreement and, therefore, paid in accordance with the terms of the Escrow Agreement.

         (e) No Contribution from Company. Each Seller hereby waives any rights to seek or obtain indemnification or contribution from the Company for Losses pursuant to Section 7 or the Escrow Agreement as a result of any breach by the Company of any representation, warranty or covenant (other than covenants to be performed by the Company after the Closing) contained in this Agreement.

         (f) Assignment by Purchaser. Provided that the Closing shall occur, the Purchaser hereby assigns and transfers to the Company, effective as of the Closing, all benefits of the Purchaser pursuant to Sections 6 and 7 above.

         (g) Exclusive Remedy. The remedies provided in this Section 7 constitute the only and exclusive remedies for recoveries in connection with the transactions described in this Agreement, whether or not any Losses for which indemnity is asserted derive from a Third Party Claim.

         8. No Shop. From the date of this Agreement until the earlier of (i) the Closing Date, or (ii) the termination of this Agreement, the Company shall not, and the Sellers shall cause the Company and their respective officers, directors, employees and other agents not to, directly or indirectly, take any action to solicit, initiate or encourage any offer or proposal or indication of interest in a merger, consolidation or other business combination involving any equity interest in, or a substantial portion of the assets of the Company, other than in connection with the transactions contemplated by this Agreement. The Company and the Sellers shall immediately advise the Purchaser of the terms of any written offer, proposal or indication of interest that they receive or otherwise become aware of.

         9.       Conditions to Obligation to Close.
                  ---------------------------------

     (a) Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 3 above that are qualified as to their materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects at and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement);

               (ii) the Sellers and the Company shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing;

                  (iii) there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement, and no action, suit, claim or proceeding shall be pending before any Authority which seeks to prohibit or enjoin the consummation of the transactions contemplated by this Agreement;

                  (iv) each of the Sellers shall have delivered to the Purchaser a certificate to the effect that the conditions specified above in Section 9(a)(i) and (ii), as they pertain to each Seller, have been satisfied in all respects;

                  (v) the Sellers shall have delivered to the Purchaser a certificate to the effect that the conditions specified above in Section 9(a)(i) and (ii), as they pertain to the Company, have been satisfied in all respects;

               (vi) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

               (vii) the Sellers shall have delivered to the Purchaser all of the items under Section 2(f) herein; and

               (viii) there shall be no payables or receivables between the Sellers and the Company or between Affiliates of the Sellers and the Company.


         The Purchaser may waive any condition specified in this Section 9(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement);

               (ii) the Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement, and no action, suit, claim or proceeding shall be pending before any Authority which seeks to prohibit or enjoin the consummation of the transactions contemplated by this Agreement;

                  (iv) the Purchaser shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 9(b)(i) and (ii) has been satisfied in all respects;

                    (v) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated; and

                    (vi) the Purchaser shall have delivered to the Seller all of the items under Section 2(f) herein.

         The Sellers may waive any condition specified in this Section 9(b) if they execute a writing so stating at or prior to the Closing.

         10.      Additional Agreements.
                  ---------------------


         (a)      Sellers' Guarantee of Accounts Receivable.
                  -----------------------------------------

                  (i) With respect to accounts receivable on the Closing Balance Sheet which as of the Closing are 90 days or over from the invoice date thereof (the "90 and Over Accounts Receivable"), the Sellers guarantee the collectibility of the 90 and Over Accounts Receivable in full minus any remaining reserve for bad debts included in the Closing Balance Sheet.

                  (ii) The Purchaser agrees to use efforts consistent with the Company's past custom and practice to cause the Company to collect all 90 and Over Accounts Receivable, but shall not be obligated to resort to litigation. Any sums payable by account debtors on account of any accounts receivable of such account debtors shall be credited to the earliest invoices of the Company to such account debtors, unless specifically directed otherwise by the account debtor. Subject to the foregoing, to the extent any 90 and Over Accounts Receivable existing at the Closing are unpaid for a period of 90 days after the Closing, the Purchaser shall send written notice to the Sellers indicating the specific account debtors, the amount of the unpaid invoices representing 90 and Over Accounts Receivable to each such account debtor and the total of all such unpaid 90 and Over Accounts Receivable. The Sellers shall pay the Purchaser the amount of all such unpaid 90 and Over Accounts Receivable minus any remaining reserve for bad debts included in the Closing Balance Sheet within 30 days of the receipt of any notice pursuant to this Section 10(a)(ii) on the condition that the Purchaser shall simultaneously cause the Company to assign such unpaid 90 and Over Accounts Receivable (the "Assigned Receivables") to the Sellers. Such assignment shall include the right to sue as an assignee of the Company. In the event that after such assignment the Company receives any payment on the Assigned Receivables, the Purchaser shall cause the Company to promptly remit such amount to the Sellers. Thereafter, the Sellers, as owner of the Assigned Receivables, may take any action the Sellers deem necessary to collect the Assigned Receivables and any collections shall be the property of the Sellers. The Purchaser agrees to cooperate and shall cause the Company to cooperate with the Sellers in any action the Sellers wishes to take to collect the Assigned Receivables consistent with the Company's past custom and practice . In the event the Purchaser does not want to assign any Account Receivable to the Sellers because it does not want the Sellers to initiate collection action thereon, the Sellers shall be relieved of any liability under this
         Section 10(a) with respect to such 90 and Over Accounts Receivable.

                  (iii) In the event any 90 and Over Accounts Receivable is subject to a valid dispute by the account debtor and/or the Purchaser wishes to grant a discount on any 90 and Over Accounts Receivable, the Purchaser shall send written notice or notices to the Sellers indicating the specific account debtors and the amount of the dispute or discount. The Purchaser shall consult with the Sellers with respect to the resolution of any dispute and/or the amount of any discount and shall not settle any such dispute or grant any discount without the consent of the Sellers, which consent shall not be unreasonably withheld. Where consent is given to the settlement of any dispute and/or the granting of any discount, the Sellers shall pay the Purchaser the difference between the original amount of the 90 and Over Accounts Receivable and the amount actually received by the Purchaser after settlement or discount, with payment to be made within 30 days after the settlement or granting of the discount. Where consent is withheld by the Sellers, the Purchaser may either assign the 90 and Over Accounts Receivable, or settle the dispute or grant the discount at its own expense and the Sellers shall be relieved of any liability under this Section 10(a) with respect to such 90 and Over Accounts Receivable.

                  (iv) Any amounts paid by the Sellers to the Purchaser under this Section 10(a) shall be paid in cash without regard to the Escrow Funds under Section 7(b)(v), the cap under Section 7(b)(viii), and the $150,000.00 deductible under Section 7(b)(vii).

         (b) Litigation. Notwithstanding the disclosures made by the Sellers in
Section 3B(r) of the Disclosure Schedule, the Sellers shall be responsible for and shall pay the Purchaser the full amount of all Losses resulting from the matters described in Section 3B(r) of the Disclosure Schedule which are not covered by insurance, subject to the provisions of Section 7. Such litigation shall be considered to be a "Third Party Claim" and shall be handled in accordance with the provisions of Section 7(b)(iv) of this Agreement.

         (c) Environmental Matters. Notwithstanding the disclosures made by the Sellers in Section 3B(u) of the Disclosure Schedule, but subject to Section 7(c) hereof, the Sellers shall be responsible for payment of any and all Losses relating to any Environmental Claim arising out of the ownership or operation of the Company prior to the Closing Date. Said Losses shall be paid by the Sellers to the Purchaser without regard to the Escrow Funds under Section 7(b)(v), the cap under Section 7(b)(viii), and the $150,000.00 deductible under Section 7(b)(vii).

         (d) Product Returns. Notwithstanding the disclosures made by the Sellers in Section 3B(z) of the Disclosure Schedule, in the event within 18 months subsequent to Closing (i) customers of the Company return any defective or non-conforming merchandise sold prior to Closing, (ii) the Company is required to provide any customers with a credit against their accounts receivable within such 18-month period as a result of the receipt of defective or non-conforming merchandise sold prior to Closing, or (iii) any product warranty claims are brought with respect to merchandise sold prior to Closing which are not covered by insurance, the Sellers shall be required to pay the Purchaser the amount equal to the sum of (A) the difference between the original sales price of the returned merchandise and the resale price thereof, (B) re-work costs and shipping costs (net of any recoveries from shippers), and (C) the cost of any returned merchandise which was sold prior to Closing and which is not resold by the Company.

         (e) Product Liability Insurance. Notwithstanding the disclosures made by the Sellers in Section 3B(aa) of the Disclosure Schedule, the Sellers shall cause the Company to have a product liability insurance tail policy in effect as of the Closing Date insuring the Company against any and all Pre-Closing Product Liabilities as defined under Section 3B(aa) with respect to injuries to property or persons occurring subsequent to Closing with the same policy limits as currently exist per occurrence and in the aggregate. The Sellers shall be responsible for paying the premiums on said insurance policy and shall maintain said insurance coverage for the Pre-Closing Product Liabilities until the fifth
(5th) anniversary of the Closing Date.

         (f) Software Licenses. Notwithstanding the disclosures made by the Sellers in Section 3B(i) of the Disclosure Schedule, the Sellers shall perform all acts necessary to cause the Company to obtain all required computer software licenses and/or network licenses (the "Licenses") for computer software and/or networks currently owned or operated by the Company necessary to bring the Company into compliance with all licensing requirements. In the event that all necessary licenses have not been obtained as of the Closing, the Sellers shall be responsible for any and all Losses incurred by the Company after Closing related to the Company's non-compliance with said licensing requirements including, but not limited to, the payment of any audit fees, fines, license fees, user fees, network fees, installation fees, service charges, etc. Said Losses shall be paid out of the Escrow Funds by the Sellers when the Losses are incurred by the Company without regard to the $150,000 deductible under Section 7(b)(vii).



         11.      Termination.
                  -----------

                    (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                    (i) the Purchaser and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) the Purchaser or the Sellers may terminate this Agreement by giving written notice to the other party at any time prior to the Closing in the event the Company has within the previous 10 Business Days given the other party any notice pursuant to Section 5(f) above;

                  (iii) the Purchaser may terminate this Agreement by giving written notice to the Sellers (A) at any time prior to the Closing in the event that the Sellers or the Company have breached any representation, warranty or covenant contained in this Agreement in any material respect, the Purchaser has notified the Sellers of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, (B) at any time prior to the Closing if the Closing shall not have occurred as of the Closing Date by reason of the failure of any condition precedent under Section?9(a) hereof (unless the failure results primarily from the Purchaser breaching any representation, warranty or covenant contained in the Agreement), or (C) at any time prior to the expiration of 45 days from June 8, 2000, the date of the Sellers' acceptance of the letter of intent, should the Purchaser not be satisfied, at its sole discretion, with the results of its due diligence review of the Company; and

                  (iv) the Sellers may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing (A) in the event the Purchaser has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the Sellers have notified the Purchaser of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred as of the Closing Date, by reason of the failure of any condition precedent under Section 9(b) hereof (unless the failure results primarily from the Sellers or the Company breaching any representation, warranty or covenant contained in this Agreement).

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 11(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in this Agreement shall survive the termination of this Agreement.

         12.      Miscellaneous.
                  -------------

         (a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (b) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that, unless expressly prohibited hereunder, (i) any or all of the rights and interests of the Purchaser hereunder may be assigned to any purchaser of substantially all of the assets of Purchaser, (ii) any or all of the rights and interests of the Purchaser hereunder may be assigned as a matter of law to the surviving entity in any merger of the Purchaser, and (iii) any or all of the rights and interests of the Purchaser hereunder may be assigned as collateral security to any lender or lenders (including any agent for any such lender or lenders) providing financing to the Purchaser in connection with the transactions contemplated hereby, or to any assignee or assignees of any such lender, lenders or agent (it being understood that in any or all of the cases described in clauses (i), (ii) and
(iii) above the Purchaser nonetheless shall remain responsible and liable for the performance of all of its obligations hereunder).

         (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Seller(s):

                  Arnold I. Bertram
                  12532 Sarah St.
                  Studio City, CA 91604
                  (818) 763-0736
                  Fax: (818) 766-2838

                  James S. Pepping
                  576 Sierra Meadow
                  Sierra Madre, CA 91024(626) 355-0323
                  Fax: (626) 355-8145

         With copies to (which shall not constitute notice to the Sellers):

                  Joel J. Berman, Esq.
                  Jeffer, Mangels, Butler & Marmaro, LLP
                  2121 Avenue of the Stars
                  Tenth Floor
                  Los Angeles, CA 90067
                  Fax:(310)203-0567
                  If to the Purchaser:

                  WinsLoew Furniture, Inc.
                  Attention: Bobby Tesney
                  160 Village Street
                  Birmingham, Alabama 35242
                  Fax: (205) 408-7028

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (g) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (i.e., without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California) Subject to Section 12(i) and the last sentence of this Section 12(g), each of the Parties hereby (i) irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in Los Angeles County, California in any action, suit or proceeding arising out of or relating to this Agreement that by law cannot be resolved by arbitration and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (ii) waives, and agrees not to assert in any such suit, action or proceeding, any claim that (A) such Party is not personally subject to the jurisdiction of such court or of any other court to which proceedings in such court may be appealed, (B) such suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such suit, action or proceeding is improper, (iii) expressly waives any requirement for the posting of a bond by the party bringing such suit, action or proceeding and (iv) consents to process being served in any such suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof. Nothing in this Agreement shall affect or limit any right to serve process in any other manner permitted by law or shall be construed to prevent the Purchaser or the Company from bringing and pursuing, or in any way limit, the right of the Purchaser or the Company to bring or pursue, any action arising out of or in connection with Sections 6(d), (e) or (f) in any jurisdiction where Seller is allegedly conducting the prohibited activity.

         (h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser and the Sellers. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.



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                                       49

         (i) Arbitration. If the Parties should have a material dispute arising out of or relating to this Agreement or the Parties' respective rights and duties (other than a dispute in connection with the determination of the Net Working Capital at Closing, which shall be resolved in accordance with Section 2(h) above), then the Parties will resolve such dispute in the following manner:
(i) any Party may at any time deliver to the others a written dispute notice setting forth a brief description of the issue for which such notice initiates the dispute resolution mechanism contemplated by this Section 12(i); (ii) during the 45 day period following the delivery of the notice described in clause (i) above, appropriate representatives of the various Parties will meet and seek to resolve the disputed issue through negotiation, (iii) if representatives of the Parties are unable to resolve the disputed issue through negotiation, then within 30 days after the period described in clause (ii) above, the Parties will refer the issue (to the exclusion of a court of law) to final and binding arbitration in Los Angeles County, California in accordance with the then existing rules (the "Rules") of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any controversy shall be the law of the State of California, regardless of principles of conflicts of laws. In any arbitration pursuant to this Agreement,
(A) discovery shall be allowed and governed by Section 1283.05 of the California Code of Civil Procedure and (B) the award or decision shall be rendered by an arbitrator appointed by Purchaser and the Sellers. In the event of failure of Purchaser and the Sellers to agree within 60 days after the commencement of the arbitration proceeding upon the appointment of the arbitrator, the arbitrator shall be appointed by the AAA in accordance with the Rules. Upon the selection of the arbitrator, an award or decision shall be rendered within no more than 45 days. Notwithstanding the foregoing, the request by any Party for preliminary or permanent injunctive relief, whether prohibitive or mandatory, shall not be subject to arbitration and may be adjudicated in any jurisdiction where any Seller is subject to personal jurisdiction and where venue is proper.

         (j) Equitable Remedies. Each Seller acknowledges and agrees that the Purchaser and the Company would not have an adequate remedy at law in the event any of the provisions of Section 6(d), (e) and (f) of this Agreement are not performed in accordance with their specific terms or are breached. Accordingly, notwithstanding anything contrary in this Agreement, each Seller agrees that the Purchaser and the Company shall be entitled to an immediate injunction or injunctions to prevent breaches of any provision of any of Section 6(d), (e) and
(f) and to enforce specifically the terms and provisions thereof in any action instituted in any court of competent jurisdiction. The obligations of the Sellers under Section 6(d), (e) and (f) of this Agreement shall constitute covenants that are independent from any obligations that are or in the future may be owing to the Sellers by the Purchaser or the Company and, accordingly, shall be enforceable by the Purchaser and the Company notwithstanding any breach or alleged breach by the Purchaser or the Company of any obligation to the Sellers.

         (k) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT SUCH PARTY MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

         (l) Prevailing Parties. In the event of any litigation with regard to this Agreement, the prevailing Party or Parties shall be entitled to receive from the nonprevailing Party or Parties and the nonprevailing Party or Parties shall pay all reasonable fees and expenses of counsel for the prevailing Party or Parties.

         (m) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.



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                                       51
F:\3257\0014\CHARTERSTOCKPURCHASEAGREEMENTCLEANFINAL.DOC
         (n) Expenses. Except as provided herein, each Party shall pay all costs and expenses incident to its or his negotiation and preparation of this Agreement and to such Party's performance and compliance with all agreements and conditions contained herein its or his part to be performed or complied with, including the fees, expenses and disbursements of such Party's counsel and accountants and other advisors (provided that at any time after Closing, the Purchaser may cause the Company to reimburse the Purchaser or any of its Affiliates for any such costs or expenses incurred by it or its Affiliates). Notwithstanding the foregoing, (i) the Purchaser shall pay all filing fees payable by the Parties in connection with the filing by the Parties pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (ii) the Purchaser acknowledges and agrees that the Company has borne certain of the costs and expenses of the Sellers (including their legal fees and expenses) in connection with this Agreement and the transactions contemplated hereby. Neither the Purchaser nor the Company will have any liability for any such costs or expenses of the Sellers after the Closing.

         (o) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The specification of any dollar amount in the representations and warranties or otherwise in this Agreement or in the Disclosure Schedule is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.

                     SIGNATURES APPEAR ON THE FOLLOWING PAGE

         IN WITNESS WHEREOF, the Parties hereto have executed this Stock Purchase Agreement as of the date first above written.

                    WINSLOEW FURNITURE, INC.




                    By:___________________________________
                    Its:___________________________________


                    CHARTER FURNITURE CORPORATION




                    By:___________________________________
                    Its:___________________________________





                    Arnold I. Bertram




                    James S. Pepping